            As filed with the Securities and Exchange Commission on May 21, 2001
                                                      Registration No. 333-44214


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  (Post-Effective Amendment No. 4 to Form S-1)



                                   ESAT, INC.
                (Name of registrant as specified in its charter)


             Nevada                             7370                         95-0344604
    (State or Jurisdiction of       (Primary Standard Industrial           (IRS Employer
 Organization or Incorporation)     Classification Code Number)       Identification Number)


                       10 Universal City Plaza, Suite 1130
                        Universal City, California 91608
                                  818-464-2670
              (Address and telephone number of principal executive
                    offices and principal place of business)



                      Mark Basile, Chief Financial Officer
                                   eSat, Inc.
                       10 Universal City Plaza, Suite 1130
                        Universal City, California 91608
                                  818-464-2670
            (Name, address and telephone number of agent for service)



                                    Copy to:
                                 David R. Decker
                               Arter & Hadden LLP
                      725 South Figueroa Street, 34th Floor
                          Los Angeles, California 90017


Pursuant to Rule 429, this Post-Effective Amendment includes a Combined Prospectus relating to this Registration Statement and Registration Statement File No. 333-95451.


Pursuant to Rule 429(b), this Post-Effective Amendment also serves as Post-Effective Amendment No. 5 to Registration Statement File No. 333-95451.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus


                               22,280,496 Shares


                                   eSAT, INC.
                                  Common Stock


      Selling stockholders are offering up to 22,280,496 shares of common stock. We will not receive any of the proceeds from the sale of this common stock. We will have been paid for all the shares offered prior to the sale of the shares under this prospectus.


      The selling stockholders may sell these shares from time to time in the over-the-counter market or otherwise.


      Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "ASAT," and on the Deutsche Borse AG Xetra(TM) (Frankfurt, Germany) under the symbol "ES8." On May 17, 2001, the last reported bid price of the common stock on the OTC Electronic Bulletin Board was $0.05 share.

      Wentworth, LLC is an underwriter with respect to the shares it is offering pursuant to this prospectus.

      INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE ___.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  May __, 2001


      You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
Prospectus summary.........................................................................  3

Risk factors...............................................................................  6

Forward-looking statements................................................................. 14

Use of proceeds............................................................................ 14

Price range of common stock................................................................ 14

Dividend policy............................................................................ 15

Capitalization............................................................................. 15

Selected consolidated financial data....................................................... 16

Management's discussion and analysis of financial condition and results of operations...... 18

Business................................................................................... 21

Management................................................................................. 30

Certain transactions....................................................................... 36

Principal stockholders..................................................................... 38

Selling stockholders....................................................................... 41

Description of securities.................................................................. 43

Shares eligible for future sale............................................................ 49

Plan of distribution....................................................................... 50

Legal matters.............................................................................. 51

Experts ................................................................................... 51

Additional information..................................................................... 51

      Until _________, 2001 (40 days after the date of this prospectus), all dealers effecting transactions in the common stock may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.



                               PROSPECTUS SUMMARY


      You should read the following summary together with the more detailed information regarding our company, the risks of investing in our common stock, and our financial statements and notes to those statements appearing elsewhere in this prospectus.

OUR BUSINESS

      We were incorporated in the State of Nevada on June 23, 1995 under the name U.S. Connect 1995, Inc. On October 8, 1998, we became the surviving corporation in a merger with Technology Guardian, Inc., a California corporation. As a part of that merger, we changed our name to Technology Guardian, Inc. We changed our name to eSAT, Inc. on January 26, 1999. In April 2000, we acquired the businesses of PacificNet Technologies, Inc. and InterWireless, Inc.

      Our principal executive offices are located at 10 Universal City Plaza, Suite 1130, Universal City, California 91608. Our telephone number is 818-464-2670 and our fax number is 818-464-2799. Our Web site address is www.esatinc.com. Information accessed on or through our Web site does NOT constitute a part of this prospectus.

      Our principal line of business consists of providing products and services for Internet service, and Internet management services. Our customers are local, national and international businesses. Our Internet services and management services are delivered through our subsidiary, PacificNet. PacificNet provides software support and managed Internet access to individuals and businesses. Through this subsidiary, we will focus on using technology to provide cost-effective, uniform Internet delivery without geographic limitations.

The Company's management estimates that its current cash, cash equivalents and cash generated from operations will only be sufficient to meet its anticipated cash needs through approximately August 15, 2001. Accordingly, the Company will require either an increase in sales activity, or a substantial additional cash infusion to continue its operations. Management is not certain if additional capital will be available. Management is considering an asset sale or other comparable transaction as part of a financial restructuring. If the Company is not successful in completing a strategic transaction, it will be required to cease operations.


THE OFFERING


Shares offered...........................    22,280,496 shares of common stock


Proceeds to us...........................    None. All proceeds will be for the
                                             benefit of selling stockholders who
                                             will have previously paid the
                                             company for common stock or
                                             convertible preferred stock
                                             pursuant to direct sales or upon
                                             exercise of warrants.

Common stock to be outstanding after the
offering.................................    50,690,295 shares

OTC Electronic Bulletin Board symbol.....    ASAT

Deutsche Borse AG Xetra(TM) (Frankfurt,      ES8
Germany)


      In addition to 50,690,295 shares of common stock outstanding after the offering, we are obligated to issue 10,858,665 shares of common stock on exercise of other outstanding warrants, and 3,028,738 shares of common stock on exercise of outstanding options. We do not expect these warrants or options to be exercised in the near future since, in all cases, the exercise price is higher than the market price for our common stock.


                       SUMMARY CONSOLIDATED FINANCIAL DATA


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:


                                                            YEARS ENDED                     THREE MONTHS ENDED
                                                            DECEMBER 31,                         MARCH 31,
                                            -----------------------------------------   ---------------------------
                                                 2000           1999          1998          2001           2000
                                            -------------   ------------  -----------   ------------   ------------
                                                                           (RESTATED)    (UNAUDITED)    (UNAUDITED)
NET REVENUE...........................      $  5,663,113   $  3,676,217   $ 2,474,617   $ 2,211,886    $   937,387
    Gross margin .....................          (445,540)        77,431      (181,473)       72,856        (13,393)
    Loss from operations .............       (15,937,268)    (8,084,757)   (3,123,514)     (892,340)    (2,667,017)

  Net income (loss) ..................       (12,534,492)    73,438,652   (93,675,433)     (851,300)      (788,712)
EARNINGS PER COMMON SHARE:
  Net income (loss)...................      $      (0.57)   $      3.50         (4.97)  $     (0.03)   $     (0.04)
                                            ============    ===========   ===========   ===========    ===========
EARNINGS PER COMMON SHARE --
  ASSUMING DILUTION
  Net income (loss)...................      $      (0.57)   $      3.05   $     (4.97)  $     (0.03)   $     (0.04)
                                            ============    ===========   ===========   ===========    ===========


CONSOLIDATED BALANCE SHEET:


                                        DECEMBER 31,                 MARCH 31,
                                    2000             1999              2001
                                -----------       -----------      -----------
                                                                   (UNAUDITED)
Cash and cash equivalents...    $   452,144       $ 3,412,205      $    75,673
Working capital ............     (3,503,540)        1,993,158       (4,243,800)
Total assets ...............      4,447,363         5,980,825        4,498,864
Total stockholders' equity..     (1,215,253)        3,298,674       (2,072,861)


                                  RISK FACTORS


WE WILL CEASE OPERATIONS AT OR AROUND AUGUST 15, 2001 UNLESS WE EXPERIEINCE INCREASED SALES ACTIVITY, OBTAIN ADDITIONAL CAPITAL OR PURSUE OTHER STRATEGIC ALTERNATIVES

      Our current cash, cash equivalents and cash generated from operations will only be sufficient to meet our anticipated cash needs to approximately August 15, 2001, although there can be no assurance in this regard. Accordingly, we will require an increase in sales activity or an additional substantial cash infusion to continue our operations. We do not believe that additional capital will be available to us. We are also considering an asset sale or other comparable transaction as part of a financial restructuring. If we are unsuccessful in all of these measures, we will be required to cease operations, and our common stock will have no value. In addition, potential investors in our securities should consider the risk that, even if we are successful in completing a strategic transaction, our common stock will nonetheless have minimal value.

      For the three months ended March 31, 2001, we incurred a loss from operations of $892,340, including all research and development costs. For the fiscal year ended December 31, 2000, we incurred a loss from operations of $15,937,268 as compared to a loss from operations of $8,084,757 for the fiscal year ended December 31, 1999. The losses were primarily due to: (i) employee compensation, which increased because of additional sales and operations staff hired in 1998 in anticipation of future growth of our operations; (ii) expenses related to marketing; and (iii) lack of product sales. In addition, we incurred significant research and development costs associated with new products. There can be no assurance that we will be able to generate sufficient revenues to operate profitably in the future or to pay our debts as they become due. The company is dependent upon successful completion of future capital infusions to continue operations.


AS A RESULT OF QUESTIONS CONCERNING OUR STATUS AS A GOING CONCERN, OUR CUSTOMERS AND VENDORS MAY DECIDE NOT TO DO BUSINESS WITH US

      Due to concerns regarding our ability to continue operations, customers and vendors are likely to decide not to conduct business with us, or may conduct business with us on terms that are less favorable than those customarily extended by them. In that event, our net sales would further decrease, and our business will suffer significantly.


OUR FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN" QUALIFICATION.

      The audit reports accompanying our financial statements for the years ended December 31, 2000 and 1999 contain a qualification that certain conditions indicate that we may not be able to continue as a going concern. The financial statements do not contain any adjustments that might be necessary in such a case. Note 2 to the financial statements indicates that substantial operating losses account for this uncertainty. Many investment bankers and investors view companies with a "going concern" qualification as less desirable for investment. Accordingly, we will have a more difficult time raising equity capital or borrowing capital at all on favorable terms. Our suppliers might be less willing to extend credit. Our potential customers might be less willing to purchase our products and services if they believe that we will not be viable enough to provide service, support, back-up, and follow-on products when needed. Furthermore, we might be disadvantaged in recruiting employees who might be concerned about the stability of employment with us. Therefore, the "going concern" qualification can have severe adverse consequences on us.


WE ARE DEFENDANTS IN TWO LAWSUITS WHICH, IF SUCCESSFUL, COULD FORCE US TO SEEK PROTECTION FROM THE BANKRUPTCY COURT.

      In December 2000, Michael C. Palmer, former CEO of the Company and Vantage Capital, Inc. (controlled by Mr. Palmer), commenced an arbitration proceeding seeking $325,000 in severance benefits alleged to be part of his contract with the Company. In January 2001, i-Xposure, Inc. filed a lawsuit against the Company seeking approximately $351,000 plus interests and costs, allegedly due under guaranties which were part of a bridge financing arrangement.

      Although the Company intends to defend itself, it cannot be certain of a favorable outcome. Liabilities have been accrued using estimates of the Company's potential losses.

      In January 2001, a claim was asserted against the Company by two shareholders alleging fraud and material omission of fact as represented by the current and a former Chief Executive Officer of the Company. The claim alleges damages of $434,000. The Company believes the claim to be without merit and intends to vigorously defend itself. No accrual for a potential loss is reflected in the accompanying financial statements.

      In March 2001, Richard Elliot and David Pennells, co-founders and Presidents of the subsidiaries PacificNet and Interwireless, asserted certain claims of non-performance against the Company. They have not filed a lawsuit, nor have they sought any damages, as of yet. Due to uncertainty regarding the claims, and the fact that nothing has been formally brought against the Company, no accrual has been made in these financial statements.


WE ARE HIGHLY DEPENDENT ON THE UNINTERRUPTED OPERATION OF THE NETWORK OPERATIONS CENTER AT OUR UNIVERSAL CITY, CALIFORNIA, SITE.

      We currently have all of the equipment used for our PacificNet subsidiary's network operations located in our Universal City facility. While it is protected by standard protective devices such as redundant power supplies, multiple internet connections, fire systems, climate control, and 24 hour security/access control, we are at risk for catastrophic events that would require a backup location. Failure of this equipment for any material length of time would adversely affect our revenue generated from our managed internet services business which presently accounts for a substantial portion of our revenue.


WE ARE CURRENTLY DEPENDENT ON A SINGLE CUSTOMER FOR A SIGNIFICANT PORTION OF OUR

REVENUE.

      We provide and manage the actual connection to the Internet to the subscriber base of a large national telephone dial-up Internet access provider. Approximately seventy percent of our revenues in the first quarter 2001 were generated by our service to that company. Loss of that account would have a material adverse effect on our revenues, which could negatively affect the value of your investment. Furthermore, we anticipate that revenues derived from this customer will experience a reduction in the second quarter of 2001 as compared to the first quarter of 2001.


WE DEPEND ON SATELLITE TRANSMISSION. SATELLITE FAILURE COULD HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS OPERATIONS.

      We use a single satellite to provide satellite Internet services. There is risk associated with this dependence. There are two types of possible failures to the satellite: a failure of the individual transponder that is used and a failure of the entire satellite. If there is a failure of a transponder, the satellite operator is contractually obligated to move us to another transponder. This would create a minimum interruption to customers, likely less than 24 hours. If the satellite itself completely fails, we will have to move our services to another satellite. Our transmissions conform to industry standards so there are several possible alternative satellites. Our current satellite provider engages in quarterly reviews of available like-satellite space and is ready to contract for that space if needed. If the entire satellite were to fail, a one to five day outage of services might occur depending on the availability of other satellites. Additionally, a repointing of the receiving dishes on the ground would likely be required. The repointing of the receiving dishes on the ground would cost us approximately $300 per customer. In the event of any service disruption due to satellite failure, our customers would be credited for the dollar value of the amount of time they are without the satellite Internet service. Such credits would be between to $16.50 per day per customer and $155.00 per day depending on the level of service subscribed. In the event of a satellite failure, we could also be subject to loss-of-business claims, due to the reliance by business customers on the satellite Internet services we provide. A sustained disruption in satellite service could materially and negatively impact the value of this portion of our business and could force us to discontinue operations.


WE ARE CURRENTLY ASSESSING THE DISCONTINUATION OF CERTAIN OF OUR BUSINESS LINES. THIS WILL RESULT IN OUR BEING A SMALLER COMPANY.

      While a reorganization is expected to reduce our operating losses, it will also reduce the size of our operations and reduce our visibility in the satellite and/or Internet service provider community. Our reduced size could result in our being less competitive. It could also reduce the value of your investment.


WE HAVE A LIMITED OPERATING HISTORY.

      We were incorporated in 1995, but did not commence operations until 1997. Since then, our business has been substantially refocused and is currently undergoing further assessment. Thus, we have a limited operating history upon which an evaluation of us can be based. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. In addition, should we survive as a going concern in the near term, we will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the growth of an emerging business and the development and market acceptance of new products and services. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in market acceptance of our products and services or that our efforts will result in such market acceptance.

TIMING OF ORDERS FOR AND CONTINUED DEVELOPMENT OF OUR SERVICES AND PRODUCTS WILL CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE AND CONSEQUENTLY YOU SHOULD NOT RELY ON THE RESULTS OF ANY PERIOD AS AN INDICATION OF FUTURE PERFORMANCE.

      We have experienced material period-to-period fluctuations in revenue and operating results. We anticipate that these periodic fluctuations in revenue and operating results will occur in the future. We attribute these fluctuations to a variety of business conditions that include:

      -     the volume and timing of orders we receive from quarter to quarter;

      - the introduction and acceptance of our new services and products and product enhancements by us;

      -     purchasing patterns of our customers and distributors; and

      -     market acceptance of services and products sold by our distributors.

      As a result, we believe that quarterly revenue and operating results are likely to vary significantly in the future and that quarter-to-quarter comparisons of our operating results may not be meaningful. You should therefore not rely on the results of one quarter as an indication of future performance.


OUR INTELLECTUAL PROPERTY MAY BE CHALLENGED.

      As is the case with many technology companies, the rapid pace of change in technology could cause our intellectual property to be challenged. These challenges could come from stronger companies who believe that the use of our technology interferes with their use or that they own all of the technology and related rights. If any of these challenges were successful, our ability to sell products based on our technology or intellectual property could be severely impaired.


WE MUST DO BUSINESS IN A DEVELOPING MARKET AND FACE NEW ENTRANTS. FAILURE TO MEET THE CHALLENGES OF NEW PRODUCTS AND SERVICES AND COMPETITORS WILL REDUCE OUR MARKET SHARE AND THE VALUE OF YOUR INVESTMENT.


      The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. The diverse segments of the Internet market may not provide opportunities for more than one dominant supplier of products and services similar to ours. If a single supplier other than us dominates one or more market segments, our revenue is likely to decline and we will become a less valuable company.

BECAUSE WE LACK THE NAME RECOGNITION, CUSTOMER BASE AND RESOURCES OF OTHER COMPANIES PROVIDING INTERNET ACCESS AND OTHER INTERNET RELATED PRODUCTS AND SERVICES, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WHICH WOULD REDUCE OUR REVENUE AND THE VALUE OF YOUR INVESTMENT.

      The markets for our products are intensely competitive and are likely to become even more competitive. Increased competition could result in:

      -     pricing pressures, resulting in reduced margins;

      -     decreased volume, resulting in reduced revenue; or

      - the failure of our products and services to achieve or maintain market acceptance.

      Any of these occurrences could have a material adverse effect on our business, financial condition and operating results. Our products and services face intense competition from multiple competing vendors. Our principal competitors in the Internet management business are IBM Corporation and TRW, Inc. Our principal competitors in the satellite services business are Loral Inc. and Hughes Network Systems. Many of our current and potential competitors have:


      -     longer operating histories,

      -     greater name recognition,

      -     access to larger customer bases, or

      -     substantially greater resources than we have.

      As a result, our principal competitors may respond more quickly than we can to new or changing opportunities and technologies. For all of the reasons stated above, we may be unable to compete successfully against our current and future competitors.


WE HAVE NO ASSURANCE OF MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES. IF WE ARE UNABLE TO RAISE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES, WE MAY EXPERIENCE DECLINING OPERATING RESULTS WHICH WOULD DIMINISH THE VALUE OF YOUR INVESTMENT.

      We are at an early stage of development and our earnings depend primarily upon market acceptance of our products and services. There can be no assurance that our development efforts will progress further with respect to any potential new services or that they will be successfully completed. In addition, there can be no assurance that our potential new services will achieve customer acceptance.

      There can be no assurance that our services will be successfully marketed. In addition to our own direct sales force, we use value-added resellers and distributors to market our satellite products and services. There is no assurance that any distributor or other reseller will be successful in marketing our products.


WE MIGHT BECOME SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH COULD HARM OUR PROSPECTS.

      Except for a license from the Federal Communications Commission, we are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Such laws or regulations could limit the growth of the Internet, which could in turn decrease the demand for our proposed products and services or increase our cost of doing business. Any new legislation or regulation or the application of existing laws and regulations to the Internet in unexpected ways could have an adverse effect on our business and prospects.


WE MIGHT FACE LIABILITY FOR INFORMATION OBTAINED OR DISTRIBUTED THROUGH THE PRODUCTS AND SERVICES WE PROVIDE.

      Because materials may be downloaded by the Internet services which we operate or facilitate and may be subsequently distributed to others, there is a possibility that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have sometimes been successful against Internet service providers. Our general liability insurance might not cover potential claims of this type or might not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or that are in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.


LOSS OF KEY MEMBERS OF OUR SENIOR MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS.

      Our success will be dependent largely upon the personal efforts of our acting Chief Executive Officer and Chairman of the Board, Chester L. Noblett, and David Pennells, Senior Vice President of the company and President of PacificNet, as well as other senior managers. The loss of their services could have a material adverse effect on our business and prospects. We have no life insurance on any of our officers. Mr. Noblett's and Mr. Pennells' services are governed by contracts. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to hire or retain qualified personnel. Any inability to attract and retain qualified management and other personnel could have a material adverse effect on us.


OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES. YOU MAY HAVE GREATER DIFFICULTY SELLING YOUR SHARES.

      The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has

      - net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

      - net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

      - average annual revenue of at least $6,000,000 for the last three years.

      Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.


      Our financial condition does not meet the above tests. Thus, trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.


YOU COULD SUFFER DILUTION OF YOUR INVESTMENT IF SHARES ARE SOLD PURSUANT TO AN EQUITY CREDIT ARRANGEMENT, CERTAIN WARRANTS ARE EXERCISED, PREFERRED STOCK IS CONVERTED INTO COMMON STOCK, OR STOCK OPTIONS ARE EXERCISED.


      As of May 17, 2001, we have a total of 28,409,799 shares of common stock outstanding. We have issued warrants to purchase 10,858,665 shares of common stock at a weighted average price of $4.139 per share, as well as options to purchase 3,028,738 shares of common stock at a weighted average price of $3.189 per share. We have issued $5,000,000 of Series C Convertible Preferred Stock that, based on the current market price per share, can be converted into approximately 147,000,000 shares of our common stock. We have $6,561,887 of Series D Convertible Preferred Stock outstanding that, based on the current market price per share, can be converted into approximately 193,000,000 shares of our common stock. We have issued $3,000,000 of Series E Convertible Preferred Stock that, based on the current market price per share, can be converted into approximately 88,000,000 shares of our common stock. We have entered into a $7,000,000 private equity credit line agreement, that based on the current market price per share, if fully drawn down, could be converted into approximately 206,000,000 shares of our common stock. As of May 17, 2001, $2,000,000 has been funded under this facility. Issuance of any of these shares will dilute your interest in our company. Based on the current market price of our common stock, if all of our outstanding convertible stock, warrants and options were converted or exercised to acquire common stock, we would not have enough authorized shares to honor the conversions or exercises.


ISSUANCE OF OUR AUTHORIZED PREFERRED STOCK COULD DISCOURAGE A CHANGE IN CONTROL, COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND COULD RESULT IN THE HOLDERS OF PREFERRED STOCK BEING GRANTED VOTING RIGHTS THAT ARE SUPERIOR TO THOSE OF THE HOLDERS OF COMMON STOCK.


      We have issued 155,000 shares of preferred stock. 9,391 of these shares have been converted into 6,555,291 shares of common stock. All preferred shares have voting rights on all matters decided by shareholders. The outstanding preferred shares have the right to cast an aggregate of 1,495,252 votes as of May 17, 2001, on all matters on which stockholders may vote. We are authorized to issue an additional 9,845,000 shares of preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control. We may also grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the common stock and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.


WE WILL PAY NO DIVIDENDS TO YOU.

      We have not paid, and do not expect to pay, any dividends on common stock in the foreseeable future.


MANY SHARES WILL BECOME ELIGIBLE FOR FUTURE SALE, WHICH MIGHT ADVERSELY AFFECT THE MARKET PRICE FOR THE SHARES.

      As of May 17, 2001, there are 6,063,171 shares of our common stock outstanding which cannot be sold on the public market. Of these shares, 1,084,684 shares are held by directors, officers, or stockholders who have beneficial ownership of 10% or more of the outstanding shares, excluding shares subject to options held by them. 4,978,487 shares are held by other stockholders. These shares will become eligible for trading at various dates in 2001. In addition, shares of common stock which may be acquired pursuant to outstanding convertible preferred stock or warrants will be eligible for trading at various dates after they are acquired. We are unable to predict the effect that sales of such shares may have on the then prevailing market price of the common stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the price of our common stock.

                           FORWARD-LOOKING STATEMENTS


YOU SHOULD NOT RELY ON OUR FORWARD-LOOKING STATEMENTS.

      This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under "Prospectus summary," "Management's discussion and analysis of financial condition and results of operations," and "Business," as well as within this prospectus generally. In addition, when used in this prospectus, the words "believes," "intends," "plans," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements as a result of the risk factors set forth and the information provided in this prospectus generally. We do not intend to update any forward-looking statements.


                                 USE OF PROCEEDS

      All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We received or will receive money from the sale of common stock under a Private Equity Credit Agreement with Wentworth LLC, described on page 20, as well as the sale of shares of convertible preferred stock that were converted, or are convertible, into the shares of common stock offered in this prospectus. We also received, or will receive, money from the exercise of warrants to purchase common stock which is offered by this prospectus. This money was, or will be, used for working capital and general corporate purposes. We will not receive any additional proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling stockholders."


                           PRICE RANGE OF COMMON STOCK


      Our common stock is traded on the OTC Electronic Bulletin Board under the trading symbol "ASAT." The following table sets forth the high and low bid prices for our common stock since the beginning of the fiscal year 1997. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from National Quotation Bureau, Inc.

       1999 Fiscal year
       ----------------
       First quarter                               22.6875               10.50
       Second quarter                                14.25               7.876
       Third quarter                                9.3750               4.375
       Fourth quarter                               6.0625              1.1875

       2000 Fiscal year
       ----------------
       First Quarter                                 7.375              3.0625
       Second Quarter                               4.3125              1.5625
       Third Quarter                                2.0312               .5000
       Fourth Quarter                                .6875               .0312

       2001 Fiscal year
       ----------------
       First Quarter                                 .2500               .0312
       Second Quarter                                .0700               .0100

      On May 17, 2001, the last reported trade for our common stock was $0.05.


      As of May 17, 2001, there were 652 holders of record of our common stock.


                                 DIVIDEND POLICY

      We plan to retain all of our earnings, if any, to finance the expansion of our business and for general corporate purposes. We have not declared or paid any cash dividends on our common stock. We do not anticipate paying cash dividends in the foreseeable future except possibly on preferred stock. The terms of our outstanding preferred stock prohibit the payment of dividends on our common stock unless all dividends accrued on the preferred stock have been paid.


                                 CAPITALIZATION

      The following table sets forth our capitalization as of December 31, 2000 and our unaudited capitalization as of March 31, 2001. You should read this table together with "Management's discussion and analysis of financial condition and result of operations," consolidated financial statements and notes to consolidated financial statements appearing elsewhere in this prospectus.

                                                             March 31,      December 31,
                                                               2001            2000
                                                           ------------     ------------
                                                            (UNAUDITED)
Stockholders' equity:

Preferred stock -- Series C -- cumulative, fully
  participating convertible, $0.001 par value
  Authorized - 50,000 shares Issued and
  outstanding -- 50,000 shares (Aggregate
  liquidation preference $4,999,500)                       $         50     $         50

Preferred stock - Series D, cumulative, fully
  participating, convertible, $0.001 par value
  Authorized and issued - 75,000 shares
  Outstanding -- 66,166 shares (Aggregate
  liquidation preference $6,616,564)                                 69               66

Preferred stock - Series E, cumulative, fully
  participating, convertible, $0.001 par value
  Authorized - 30,000 shares, Issued and
  outstanding -- 30,000 shares (Aggregate
  liquidation preference $2,999,970)                                 30               30

Common Stock - $0.001 par value Authorized --
  100,000,000 shares Issued and outstanding --
  25,977,718 shares at March 31, 2001                            23,260           25,978

Additional paid-in capital                                   32,431,556       32,422,533

Retained deficit                                            (33,670,218)     (34,521,518)
                                                           ------------     ------------

          Total stockholder's equity                       $ (1,215,253)    $ (2,072,861)
                                                           ============     ============


      The information provided above excludes:

      - 10,858,655 shares of common stock issuable upon exercise of warrants,

      - 3,028,738 shares of common stock issuable upon exercise of outstanding options, and

      - approximately 634,000,000 shares issuable on conversion of outstanding preferred stock and shares issuable pursuant to the PECA.



                      SELECTED CONSOLIDATED FINANCIAL DATA


      The following selected consolidated financial data is qualified by reference to and should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements and the "Management's discussion and analysis of financial condition and results of operations" and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the years ended December 31, 2000, 1999 and 1998 and the consolidated balance sheet data at December 31, 2000 and 1999 are derived from and qualified by reference to the audited consolidated financial statements included elsewhere in this prospectus.


      The consolidated statements of operations data for the three months ended March 31, 2001 and the consolidated balance sheet data at March 31, 2001 have been derived from our unaudited consolidated financial statements but have been prepared on the same basis as our audited consolidated financial statements which are included in this prospectus. In our opinion, these unaudited consolidated financial statements include all adjustments, consisting of normally recurring adjustments, considered necessary for a fair presentation of our consolidated financial position and results of operations for that period.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                                         YEARS ENDED                              THREE MONTHS ENDED
                                                         DECEMBER 31,                                 MARCH 31,
                                         ---------------------------------------------      -----------------------------
                                             2000            1999             1998             2001              2000
                                         ------------     -----------      -----------      ------------     ------------
                                                                         (RESTATED)       (UNAUDITED)        (UNAUDITED)
NET REVENUE                              $  5,663,113     $  3,676,217     $  2,474,617     $  2,211,886     $    937,387

    Gross margin                             (445,540)          77,431         (181,473)          72,856          (13,393)

    Loss from operations                  (15,937,268)      (8,084,757)      (3,123,514)        (892,340)      (2,667,017)

  Net income (loss)                       (12,534,492)      73,438,652      (93,675,433)        (851,300)        (788,712)

EARNINGS PER COMMON SHARE:
  Net income (loss)                      $      (0.57)    $       3.50     $      (4.97)    $      (0.03)    $      (0.04)
                                         ============     ============     ============     ============     ============
EARNINGS PER COMMON SHARE -- ASSUMING
  DILUTION
  Net income (loss)                      $      (0.57)    $       3.05     $      (4.97)    $      (0.03)    $      (0.04)
                                         ============     ============     ============     ============     ============


CONSOLIDATED BALANCE SHEET:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                                                MARCH 31,
                                                                   2000            1999            2001
                                                                -----------     -----------    -----------
                                                                                               (UNAUDITED)
Cash and cash equivalents                                       $   452,144     $ 3,412,205    $    75,673
Working capital                                                  (3,503,540)      1,993,158     (4,234,800)
Total assets                                                      4,447,363       5,980,825      4,498,864
Preferred stock - Series C - cumulative, fully participating             50              50             50
Preferred stock - Series A - cumulative, fully participating             --          10,000             --

Preferred stock - Series D - cumulative, fully participating             69              --             66
Preferred stock - Series E - cumulative, fully participating             30              --             30
Total stockholders' equity                                       (1,215,253)      3,298,674     (2,072,861)


      See note 1(N) of notes to consolidated financial statements for a discussion regarding the computation and presentation of basic and diluted net loss per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT, AS WELL AS "RISK FACTORS."


      RESULTS OF OPERATIONS

March 31, 2001 as compared to March 31, 2000

      Revenues totaled $2,211,886 and $937,387 for the three months ended March 31, 2001 and 2000, respectively. The 2001 revenue reflects an increase in subscriber based revenues at the Company's managed internet services business and to a lesser extent, increases in sales of the Company's satellite and wireless services businesses. Approximately $90,000 of the revenue increase in 2001 is due to the inclusion of the results of the Company's wireless services business, which was acquired in April, 2000.

      For the three months ended March 31, 2001 and 2000, cost of sales totaled $2,139,030 and $950,780, respectively. The 2001 cost of sales reflects increases in staffing and operating costs at the Company's wireless and managed internet services businesses as well as increases in installation and satellite access fees at the satellite services business.

      General and administrative expenses totaled $965,196 for the period ended March 31, 2001 as compared to $2,653,624 for the prior year period. The decrease is due to substantial cost reductions undertaken at the Company's corporate offices, primarily in the area of business development. Cost containment measures were also undertaken during the 2001 period at the Company's satellite services business. The prior year balance also includes approximately $540,000 of SFAS 123 expense relating to the issuance of common stock warrants.

      Other income for the period ended March 31, 2001 and 2000 totaled $41,040 and $2,058,567, respectively. The 2001 balance includes a gain on the sale of fixed assets, whereas the prior period balance represents primarily a compensation adjustment recognized under APB 25.

      The loss from operations of discontinued subsidiary of ($180,262) recorded in the period ended March 31, 2000 represents the Company's interest in the net loss of its i-xposure subsidiary. The Company sold the majority of its interest in this subsidiary in October, 2000. The subsidiary is no longer in operation.


2000 AS COMPARED TO 1999

      Revenues totaled $5,663,113 and $3,676,217 for the years ended December 31, 2000 and 1999, respectively. The 2000 revenues increased primarily due to an increase in subscriber levels at PacificNet, and to a lesser extent, the inclusion of revenues of Interwireless subsequent to its acquisition by the company in April, 2000.

      For the year ended December 31, 2000 and 1999, cost of sales were $6,108,653 and $3,598,786, respectively. Cost of sales increased in 2000 due primarily to technical staffing increases at the company's network operations center, increases in related hardware supplies and maintenance, start up cost incurred in developing the company's fixed wireless network and an increase in satellite access fees.

General and administrative expenses totaled $10,755,411 for the year ended December 31, 2000 as compared to $8,162,188 in 1999. The increase in 2000 reflects the cost of business continuity marketing and corporate investor relations programs, development costs relating to business lines subsequently abandoned, staffing increases in the areas of technical development and legal and accounting fees associated with the company becoming a full SEC reporting company in late 1999.

The impairment loss $4,736,317 in 2000 reflects the write off of remaining unamortized goodwill relating to the acquisition of Interwireless, as well as valuation allowances on the fixed assets of Interwireless and the satellite services businesses.

      Other income in 2000 and 1999 reflects primarily a compensation adjustment recognized under APB 25.


1999 AS COMPARED TO 1998

      Revenues totaled $3,676,217 and $2,474,617 for the years ended December 31, 1999 and 1998, respectively. The growth in 1999 revenue reflects increases in subscriber levels and development of related ancillary revenues at our PacificNet subsidiary.

      For the year ended December 31, 1999 and 1998, cost of sales were $3,598,786 and $2,656,090, respectively. Cost of sales increased in 1999 primarily due to inventory write offs relating to the company's transition from a provider of computer network products and services to that of satellite internet services.

      For the year ended December 31, 1999 and 1998, general and administrative expenses were $8,162,188 and $2,942,041, respectively. The increase in expenses for fiscal 1999 is due to higher levels of staffing and compensation, increased marketing expenditures, increased research and development expenditures and higher levels of professional fees paid to outside accountants and attorneys.

      Other income in 1999 and 1998 reflects primarily a compensation adjustment recognized under APB 25.

LIQUIDITY AND CAPITAL RESOURCES

      Our operations have historically been financed from the sale of preferred and common stock. At March 31, 2001, the Company had cash and cash equivalents on hand of $75,673 and working capital of ($4,234,800) as compared to cash and cash equivalents of $452,144 and working capital of ($3,503,540) at December 31, 2000.

      Net cash used in operating activities of ($610,350) for the three months ended March 31, 2001 is attributable primarily to the operating loss as adjusted for depreciation and amortization. Net cash provided by operating activities in the prior period of ($1,864,108) includes the effect of a compensation expense recognized under APB 25 and FAS 123.

      Net cash used in investing activities of ($84,029) and ($210,653) for the three months ended March 31, 2001 and 2000, respectively, is attributable to the purchase and sale of fixed assets.

      Net cash provided by financing activities of $317,908 for the three months ended March 31, 2001 represents primarily the Company's issuance of a note payable to an investor. Net cash used by financing activities in the prior year period reflects repayment of debt financing, loans made to a discontinued subsidiary and distributions to the owners of the managed internet services business prior to its acquisition by the Company in April, 2000.

      In January, 2001 the company received funding of $325,000 through the issuance of a secured note to Wentworth, LLC. The note bears interest at 8%, was originally due on April 30, 2001 and is collateralized by all of the assets of the Company. Concurrent with this funding, the company entered into an agreement with Wentworth, LLC whereby the $2,000,000 previously advanced under the PECA in October, 2000 will be converted to a secured note also collateralized by the assets of the company. The note is expected to be convertible to equity under provisions substantially identical to those of the PECA.

      In May, 2001 the Company issued a note to Wentworth LLC of up to $1,332,655. This note incorporates the balance and terms of the $325,000 note issued in January, 2001, and is collateralized by all of the assets of the Company. The remainder of the May, 2001 note bears interest at prime plus 4%. The May, 2001 note is due April 30, 2003. A total of $375,000 has been advanced under this note.

      Since November 15, 2000, we have stated that our cash, cash equivalents and cash that may be generated from operations are not expected to be sufficient to meet our operating needs. At this time, it appears that our current cash, cash equivalents and cash generated from operations will only be sufficient to meet our anticipated cash needs to approximately August 15, 2001, although there can be no assurance in this regard. In order to continue operations beyond that date, we would require an increase in sales activity or a substantial cash infusion. Additional capital may not be available to us.

      We are currently assessing strategic alternatives that may include an asset sale or comparable transaction as part of a financial restructuring. However, in the event that we are unsuccessful in completing one of these strategic alternatives, we would be required to cease operations. In that case, our common stock will have no value. In addition, potential investors in our securities should consider the risk that, even if we are successful in completing a strategic transaction as described above, our common stock will nonetheless have no value.


CHANGE IN ACCOUNTANTS

      We dismissed Lichter and Associates as our independent accountant, effective November 30, 1999. Lichter and Associates' report on the financial statements for 1998 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified, with one exception. The auditor's report accompanying the financial statements in Amendment No. 1 to Form 10 filed with the SEC on October 29, 1999 included the following qualification: "As discussed in Note Q to the financial statements, the company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include an adjustment that might result from the outcome of this uncertainty." The decision to change accountants was approved by the Board of Directors, including the audit committee. During the period preceding the dismissal, there were no disagreements with Lichter and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                    BUSINESS
OVERVIEW

      Historically, we have attempted to position the company as a single source for long haul, or satellite, last mile, or wireless, broadband delivery and turnkey Internet products and services including network management. The company is currently operating with significantly constrained cash resources and is assessing which, if any, of its business lines will remain as continuing operations in the near term.

      From inception, we have incurred significant losses totaling approximately $35,000,000 through March 31, 2001. However, to reduce or eliminate those losses, the company is reviewing all business lines to determine which, if any, will serve as a viable basis of operations. We have no assurance of obtaining adequate cash resources to conduct future operations.


OUR PRESENT STRATEGY

      In February 2001, we announced our intention to discontinue all of our unprofitable business lines, which include our Satellite Services and Wireless Services businesses. Our ability to obtain significant financing to fund these operations as well as our Managed Internet Services business is limited. Furthermore, we anticipate that our Managed Internet Services will experience a reduction in revenues in the second quarter of 2001 as compared to the first quarter of 2001. Accordingly, our Board of Directors is currently assessing alternatives to the plan announced in February 2001. We cannot determine with certainty at this time which of the company's business lines will remain as continuing operations in the near term.


HISTORICAL SUMMARY OF THE COMPANY

      We were incorporated on June 23, 1995, under Nevada laws, as "U.S. Connect 1995, Inc.," for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, we made a public offering of our common stock from which we derived gross proceeds of approximately $100,000. Prior to October 1998, we had not commenced operations and were seeking to establish a new business. On October 8, 1998, we became the surviving company of a merger with Technology Guardian, Inc., a California corporation ("TGI"). All the issued and outstanding shares of TGI were exchanged for shares of our common stock. In connection with the merger, we changed our name to Technology Guardian, Inc., and succeeded to the business of TGI, which was providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of local area networks and conducting research and development of satellite-based services. We changed our name to "eSAT, Inc." on January 26, 1999.

      Research and development began in late 1996 for the satellite Internet access products and services. The development of the satellite Internet products and services continued during 1997 and into the first quarter of 1998. In the first quarter of 1998, we terminated our sales of network computer related products and concentrated entirely on the completion of our satellite Internet access products and services. In the second quarter of 1998, we started beta sales and installation of our initial (first generation) satellite Internet access products. Beta sales involve the sales of products and services which have been developed in a laboratory setting but have not been tested in actual use. Beta installation means the first installations in a commercial setting, often at a discount or at no cost in order for us to obtain additional information for improving and completing the products and services. Through the end of 1998, we beta tested our first generation satellite Internet product and services. Beta testing on the first generation of products was terminated in

December 1998, such testing having been completed to our satisfaction.

      In the fourth quarter of 1998, we initiated development of a second generation satellite Internet product and related satellite Internet service. Development of the second generation of satellite Internet products and services and beta testing of them was completed to our satisfaction in January 1999. They were incorporated into our one-way satellite services.

      Finally, in the fourth quarter of 1998, we completed installation of our equipment at a leased network operations center ("NOC") in Raleigh, North Carolina. The NOC houses our computer equipment and software, functions as a junction point for all the Internet related data traffic from our customers and acts as the uplink to the satellites. We contract with third parties for segments of satellite time that we then resell to our customers.

      During the second quarter of 1999, we launched our bi-directional satellite product.

      On April 13, 2000, we acquired all of the outstanding common stock of PacificNet Technologies, Inc. ("PacificNet"), a provider of software support and managed Internet access to individuals and businesses, in a merger transaction. At the same time, we also purchased all of the outstanding common stock of PacificNet's sister company, InterWireless, Inc. ("InterWireless"), a wireless Internet service provider that provides broadband wireless Internet access. We continue to operate the businesses of PacificNet and InterWireless and have moved our headquarters to their offices in Universal City, California. With the acquisition of PacificNet and InterWireless, our business focus evolved further to include ISP management services and last mile wireless Internet content delivery services.

      Due to our need to reduce or eliminate the drain on working capital caused by our satellite and wireless Internet services business, in December 2000, we adopted a plan to discontinue the operations of those two business. Since then, our board of directors has decided to review that plan, and, as of the date hereof, it is no longer certain which of our businesses might be discontinued or sold.


PRODUCTS AND SERVICES

      Our products and services fall into three general categories: Managed Internet Services, Satellite Services and Wireless Services. As noted above, we are in the process of determining which of these business lines will survive as continuing operations of the company.

      MANAGED INTERNET SERVICES. Our PacificNet subsidiary offers a wide range of services under the product name V-ISP or Virtual Internet Service Provider. The V-ISP product is geared to companies who currently or wish to offer ISP services without the burden of investing in and maintaining the "back office" portion of an ISP business. The VISP product is completely customized to meet the customers' branding requirements and is operated by PacificNet in its network operations center. Services include user sign-up, billing, authentication, email, news, technical support and access to more than 1,100 dial-up locations throughout the world. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.

      SATELLITE SERVICES. We currently operate a one-way and bi-directional satellite Internet service which is primarily targeted to rural customers and the business continuity (disaster recovery) market. The related Internet service is provided through our Raleigh, North Carolina, network operations center. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.

      WIRELESS SERVICES. We are able to address the problem of delivering Internet content from a satellite receiving station to the end-user (the so-called last mile) using wireless transmission technology. This product offering has met limited success in the marketplace to date, due primarily to technical equipment issues and limited availability of financial resources. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.


MARKETING AND SALES

      MANAGED INTERNET SERVICES. We currently sell our Internet management services to enterprise-size businesses, organizations and affinity groups interested in outsourcing ISP, network management, co-location and data center services which want to act independently as an ISP. Currently, we market primarily through strategic partners and direct sales. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.

      SATELLITE SERVICES. Our one-way and bi-directional satellite services are sold directly to small to enterprise-size businesses and through a nationwide network of value added resellers in a variety of markets including education, hospitality, government, entertainment and law enforcement. In addition, these services are marketed in the business continuity market to businesses with mission-critical applications as a back up to terrestrial infrastructure. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.

      WIRELESS SERVICES. We market our high-speed fixed wireless offering as an internet access and data delivery solution to small, medium and enterprise-size businesses in our service coverage areas. Our initial service launch was targeted to local businesses in the West Los Angeles region. This product offering has met limited success in the marketplace to date, due primarily to technical equipment issues and limited availability of financial resources. We are uncertain at this time whether this business line will remain as a continuing operation of the company or be sold.

      We employ a staff of three sales people dedicated to our managed internet services and satellite services businesses. They focus their efforts on organizing incoming leads, establishing contact with potential customers and the closure of sales to a wide variety of businesses and consumers.


DIVERSIFICATION OF BUSINESS

      Although we are currently assessing whether to sell it, currently, the majority of our business focus lies in the products and services of our PacificNet subsidiary. A substantial majority of our consolidated revenue reported for the first quarter 2001 was derived from providing V-ISP services to Genuity, Inc.


BACKLOG OF ORDERS

      We currently do not have a backlog of orders.


INTELLECTUAL PROPERTY

      We believe that our intellectual property is an important factor in maintaining a competitive position in our business. To protect our proprietary rights, we rely generally on patent, copyright, trademark and trade secret laws, as well as confidentiality agreements with our employees, consultants, vendors and corporate business partners. Despite these protections, a third party could, without authorization, copy or otherwise obtain and use our products or technology to develop similar technology. Moreover, our agreements with employees, consultants and others who participate in product and service development activities may be breached, we may not have adequate remedies for any breach, and our trade secrets may become known or independently developed by competitors.

      Patents. Regarding our satellite business, we currently have filed two pending patent applications. Any patent applications may not be granted, future patents may be challenged, invalidated or circumvented, and the rights granted under a patent that may be issued may not provide competitive advantages to us. Many of our current and potential competitors dedicate substantially greater resources to protection and enforcement of intellectual property rights, especially patents. If a blocking patent has been issued or is issued in the future, we would need either to obtain a license from the holder of the patent or to design around the patent. We may not be able to obtain a required license on acceptable terms, if at all, or to design around the patent. We are uncertain at this time whether this business line will remain as a continuing operation of the company.

      Trademarks. We have applied for registration of all of our primary trademarks in the United States, including "Sibone," "VOS," and "Virtual Onboard Switching." We cannot be sure that we can prevent all third party use of our trademarks. We have obtained the Internet domain name "esatinc.com" but we are aware that an Irish telecommunications company has the same name ("ESAT") and the Internet domain name "esat.com." We have not been asked to cease using the name "eSat."

      Copyrights. Software has been developed for certain of our business lines that is protected by copyright law. There is no assurance that the steps we take will be adequate to protect these rights or that we will be successful in preventing the illegal duplication, distribution or other use of our software. Our failure to adequately limit the unauthorized redistribution of our software could result in litigation, which could harm our business.

      The laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective protection may not be available in these jurisdictions.

      We rely on technology and other proprietary matter that we license from third parties, including software and images that are integrated with internally developed software and used in our products and services. Third party licenses may not continue to be available to us on commercially reasonable terms. The loss of any of these rights could harm our business.

      Third parties may assert infringement claims against us. From time to time we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, patents and other intellectual property rights of third parties by us or our users. Any such claims, or any resultant litigation, should it occur, could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, such litigation could be time consuming and expensive to defend, and, even if we were to prevail, could result in the diversion of our time and attention, any of which could materially and adversely affect our result in limitations on our ability to use such trademarks, patents and other intellectual property unless we enter into arrangements with the appropriate third parties, which may be unavailable on commercially reasonable terms.


COMPETITION

      We compete in the market for providing Internet access services to the business, government, education and nonprofit sectors.

      We anticipate competition from Internet service providers (ISPs) which provide satellite downlink data transmission in the commercial/business, government and education sectors. Our competitors also include the established ISPs, which offer a variety of connection features and speeds of access. Some use telephone lines, some use television cable systems, and others offer satellite focused services. There are numerous providers of these services and no one provider dominates the market. Many service providers are affiliated with telephone or cable television companies which provide capital resources and customer marketing opportunities unavailable to us. At this time, we believe no competitor has a dominant position in the worldwide ISP market segment. We have not established a competitive position in the market place, since we have only recently commenced the marketing and sales of our products. As a result, potential customers may not be able to evaluate other customers' experiences in using our products. This lack of track record might dissuade some customers from purchasing our products until there is a greater customer base and a broader evaluation of the quality and effectiveness of our products and services.


RESEARCH AND DEVELOPMENT

      We do not plan to devote further resources to continued research and development of various Internet related products and services.


EMPLOYEES

      We currently have fifty-seven employees. Six employees are located at the Company's Satellite Services business in Fountain Valley, California, fifty are located at the headquarters, Managed Internet and Wireless Services facility in Universal City, California, and one employee is located in Vienna, Austria.


PROPERTIES

      We do not own any materially important physical properties. We lease our headquarters in Universal City California, as well as our other facility in Fountain Valley, California, pursuant to commercial leases which expire September 30, 2004, and September 30, 2003, respectively. We could move our headquarters without any material adverse affect on us. We lease space from Microspace Corporation in Durham, North Carolina, which houses computer equipment owned by us in connection with the uplink to the satellite network. We could replace the Durham NOC without any material adverse effect on us.


LEGAL PROCEEDINGS

      On January 24, 2001, i-xposure, Inc. brought an action in the Superior Court for Orange, California, against the company seeking to enforce certain guaranties made by the company as a part of a bridge financing transaction for i-xposure. The complaint seeks to recover approximately $351,000 pursuant to the guaranties, costs and other relief deemed proper by the court. If the company is unable to successfully defend this action, it might be forced to seek protection under the bankruptcy laws.

      On December 12, 2000, Michael C. Palmer, the former Chief Executive Officer of the company, and Vantage Capital, Inc. (controlled by Mr. Palmer), commenced an arbitration proceeding against the company in Los Angeles, California, under the rules of the American Arbitration Association, seeking $325,000 in compensation he alleges is owed to him under his contractual arrangements with the company. He has received a writ of attachment in the Superior Court of Los Angeles County, California. If the company is unable to successfully settle this action, it might be forced to seek protection under the bankruptcy laws.

      In January, 2000, a claim was asserted against the Company by two shareholders alleging fraud and material omission of fact as represented by a former Chief Executive Officer of the Company. The claim alleges damages of $434,000.

      In March 2001, Richard Elliot and David Pennells, co-founders and Presidents of the subsidiaries PacificNet and Interwireless, asserted certain claims of non-performance against the Company. They have not filed a lawsuit, nor have they sought any damages, as of yet. Due to uncertainty regarding the claims, and the fact that nothing has been formally brought against the Company, no accrual has been made in these financial statements.


                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names and positions of our directors and executive officers:

          Officer Name             Age                     Position                                   Since
          ------------             ---                     --------                                   -----
Chester (Chet) L. Noblett, Jr.     55    Chairman of the Board and acting CEO                          1997
David Pennells                     44    Senior Vice President                                         2000
Steven A. Tulk                     34    Chief Operating Officer, PacificNet Technologies, Inc.        2000
Leon Shpilsky                      37    Senior Vice President, Managing Director --
                                         Europe Operations                                             2000
Mark Basile                        39    Chief Financial Officer                                       2000
Salvator A. Piraino                72    Director                                                      1997
Edward Raymund                     71    Director                                                      2000
James E. Fuchs                     72    Director                                                      2000


      The directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are elected annually by the board of directors and hold office until their successors are elected and qualified.

      The following sets forth biographical information concerning our directors and executive officers for at least the past five years.


      CHESTER (CHET) L. NOBLETT, JR. has been Chairman of the Board since April 1999 and a Director since June 1997 and acting CEO since September 2000. He was Chief Operating Officer from June 1997 until December 1999. He served briefly as interim Chief Financial Officer in January and February 2000. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer for Tradom International, a subsidiary of Asahi Shouian, Inc., an international food brokerage company. From 1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a B.S. degree in Business Administration from the University of Southern California in 1971.


      DAVID PENNELLS became Senior Vice President of the company on May 1, 2000. From 1995 to 1999, he was Vice President and co-founder (along with Mr. Elliot) of PacificNet, LLC, the predecessor of PacificNet Technologies, Inc. He remains the Vice President of PacificNet. In 1998, Mr. Pennells co-founded (along with Mr. Elliot), and became Vice President of, InterWireless, Inc. He remains in that position.


      STEVEN A. TULK was appointed Chief Operating Officer of PacificNet Technologies, Inc. and InterWireless, Inc. in July 2000. Prior to that he served as the company's Senior Vice President, Managing Director - Asia Operations from January 2000 to July 2000. Mr. Tulk served as chief information officer of Vivendi Water's consumer and commercial division from December 1998 to January 2000. From 1994 to 1998, Mr. Tulk operated Tulk Consulting Inc., a software development and network engineering consulting firm. From 1992 to 1994 Mr. Tulk was director of management information systems for Pharmacia's ophthalmic division. Mr. Tulk served as senior technical specialist for the J. Paul Getty Trust from 1990 to 1992. Mr. Tulk received a B.S. in Business Administration from the University of California at Riverside in 1990.


      LEON SHPILSKY was appointed as the company's Senior Vice President, Managing Director - Europe Operations in May 2000. From 1987 to May 2000, Mr. Shpilsky held various positions with the certified public accounting firm of Parks, Palmer, Turner and Yemenedjian, most recently serving as principal/director of international practice. From 1984 to 1987, Mr. Shpilsky was a certified public accountant with KPMG Peat Marwick, LLP, an international accounting and consulting firm. Mr. Shpilsky received a B.S. in Business Administration from the University of Southern California in 1984.


      MARK BASILE was appointed as the company's Chief Financial Officer in March 2000 and Secretary in September 2000. From March 1999 to March 2000, Mr. Basile was chief financial officer of Superior Galleries, Inc., an auction services firm in Beverly Hills, California. From 1996 through March 1999, Mr. Basile served as director of management accounting and controller of the Hawaii division of Young's Market Company. From 1989 to 1996, Mr. Basile was director of internal audit at K2 Inc., a manufacturer of sporting goods and recreational products. Prior to that, Mr. Basile was a certified public accountant at Ernst & Young LLP, an international accounting and consulting firm. Mr. Basile received a B.S. in Accounting from the University of Florida in 1983.


      SALVATOR A. PIRAINO has been a director of the company since December 1997. From September 1992 to the present, Mr. Piraino has operated Management and Technical Services, a management consultant firm providing management, engineering and manufacturing expertise to a number of small companies. From 1974 to 1992, Mr. Piraino was employed as a director, program manager, product line manager and assistant division manager for Hughes Aircraft Company. Mr. Piraino received a B.E. degree in Engineering from Loyola University in 1950.


      EDWARD (ED) RAYMUND has been a director of the company since July 2000. Mr. Raymund is founder and Chairman Emeritus of Tech Data Corp., a Fortune 500 company which he founded in 1973. Mr. Raymund serves as a director on Tech Data's Board. He is also chairman of the University of Southern California Supply Chain Management Board of Directors and is a member of the Advisory Boards for Mission Hospital Regional Medical Center and the University of Southern California Business School. In 1997, Mr. Raymund was named in initial inductee in Computer Reseller New's Industry Hall of Fame. Mr. Raymund holds a Bachelor's Degree in Business Administrating with an emphasis in Finance from the University of Southern California.


      JAMES E. FUCHS has been a director of the company since July 2000. Mr. Fuchs is chairman and co-chief executive officer of the Consamer Group, Inc., a corporation structured to utilize its marketing, sales, finance and consulting expertise for various ventures. Mr. Fuchs is also chairman and chief executive officer of Grenfox Group, Inc., a company involved in the development and production of environmentally friendly inks and related coating products. Prior to these posts, Mr. Fuchs was chairman and chief executive officer of Integrated Human Solutions, an international human resources and consulting firm, and held executive positions with the National Broadcasting Company, Curtis Publishing Company, the Mutual Broadcasting Systems, Mutual Sports, Inc. and Culligan Communications, Inc. Mr. Fuchs is a member of the board of directors of Fountain Pharmaceuticals, Inc. and Alternate Care, Inc. Mr. Fuchs is a graduate of Yale University.


EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation we paid to our Chief Executive Officer, each of the four most highly compensated executive officers that earned more than $100,000 during 2000.


                                                 Annual Compensation                               Long Term Compensation
                                   --------------------------------------------------    ----------------------------------------
                                                                                                   Awards
                                                                                         --------------------------
                                                                            Other        Restricted     Securities
Name and                                                                    Annual         Stock        Underlying     All Other
Principal Position                 Year      Salary         Bonus        Compensation      Awards        Options     Compensation
--------------------               ----    ----------      -------       ------------    ----------      ---------   ------------
Michael C. Palmer(1)               2000    $  210,833      $
  Former President, CEO            1999       455,913                      $ 87,500                      1,625,000
  and Secretary                    1998        10,780                                                      100,000

Chester L. Noblett, Jr.(2)         2000       230,042
  Chief Executive Officer          1999       178,936                        48,750                        300,000
                                   1998       114,750                                                    1,095,802

Richard Elliot(3)                  2000       127,500        3,482
  Senior Vice President            1999            --
  and Chief Technology Officer,    1998            --
  Interwireless, Inc.

David Pennells(4)                  2000       108,250        2,885
  Senior Vice President            1999            --
  and President, PacificNet        1998            --
  Technologies, Inc.

Steven A. Tulk(5)                  2000       145,250       50,000          115,007                        350,000
  Chief Operating Officer,         1999            --
  PacificNet Technologies, Inc.    1998            --

Mark Basile(6)                     2000       101,250                                                      300,000
  Chief Financial Officer          1999            --
                                   1998            --

----------
 * Please see Certain transactions, below, and Note 8(e) to the Financial Statements regarding the cancellation of Mr. Coulter's options in March, 1999.

(1) In 1999, Mr. Palmer was an employee of Parks Palmer Business Services, a subsidiary of Century Business Services. The amount denoted as salary includes all amounts paid to Parks Palmer Business Services through October 1999, including payments for services other than those provided by Mr. Palmer. Effective November 1999, the company paid Vantage Capital, Inc. ("VCI") $25,000 per month for Mr. Palmer's services pursuant to a consulting agreement. Mr. Palmer is the sole owner of VCI. In addition, VCI received warrants to purchase 600,000 shares of common stock as part of the consulting arrangement. See "Certain transactions" for additional information. Mr. Palmer ceased being an officer of the company in September 2000.

(2)   Includes back pay of $57,417 earned in 1999 and paid in January 2000.

(3) Mr. Elliot joined us in April 2000, with a base salary of $180,000. Mr. Elliot left the company in January, 2001.

(4)   Mr. Pennells joined us in April 2000, with a base salary of $150,000.

(5) Mr. Tulk joined us in January 2000, with a base salary of $150,000. Other compensation includes amounts paid to Mr. Tulk for relocation of his home.

(6)   Mr. Basile joined us in March 2000, with a base salary of $150,000.


      The company has entered into an employment agreement with Mr. Noblett for a period of five years commencing September 25, 1997. Under the agreement, Mr. Noblett receives a salary of $225,000 per year plus health insurance benefits of $200 per month. The employment agreement includes a cost-of-living increase, plus any other increase which may be determined from time to time in the discretion of our Board of Directors. In addition, Mr. Noblett is provided with a car on lease terms determined by the company, provided that the monthly operating costs (including lease payments) to be paid by the company will not exceed $750.


      We have entered into an employment agreement with Mr. Tulk for a period of five years, commencing January 1, 2000. Under the terms of this agreement, Mr. Tulk receives a minimum base salary of $150,000 per year, and is eligible to earn a performance bonus of up to 100% of his base salary. In addition to receiving a signing bonus of $50,000, Mr. Tulk is also entitled to reimbursement of his relocation expenses, as well as his business-related expenses, under the employment agreement. Further, Mr. Tulk received stock options for 350,000 shares of our stock by the terms of his stock option agreement.


      The company entered into an employment agreement with Richard Elliot for a period of three years, commencing May 1, 2000. He resigned as an officer of the company in January 2001. By the terms of the agreement, Mr. Elliot received a base salary of $180,000 per year. The employment agreement included company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Elliot was entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provided an automobile allowance of $1400 per month that includes payment of associated automobile insurance.


      The company has entered into an employment agreement with David Pennells for a period of three years, commencing May 1, 2000. The agreement will automatically renew for successive one year periods unless either party chooses not to renew the contract. Mr. Pennells, by the terms of the agreement, receives a base salary of $180,000 per year, and is eligible to receive performance-based bonus compensation. Under the agreement, Mr. Pennells' salary will be reviewed on an annual basis (or more frequently) by our Board of Directors. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Pennells is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides an automobile allowance of $1400 per month that includes payment of associated automobile insurance. Further, Mr. Pennells' employment agreement allows him to be eligible to receive an aggregate of 1,000,000 options to purchase shares of our stock for allocation to a pool of PacificNet and InterWireless employees. 850,000 of these options have already been allocated to certain employees of those two subsidiaries.


      We have entered into an employment agreement with Leon Shpilsky for a period of three years, commencing May 8, 2000. The agreement will automatically renew for successive one year periods, provided neither party chooses not to renew the contract. Mr. Shpilsky, by the terms of the agreement, receives a base salary of $125,000 per year, and is eligible to receive performance-based compensation. Under the agreement, Mr. Shpilsky may also receive a salary adjustment under certain conditions while he is based in Western Europe. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Shpilsky is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides a monthly automobile expense allowance that includes payment of automobile insurance and associated expenses. Further, Mr. Shpilsky is entitled to receive compensation for relocation expenses. The employment agreement also grants to Mr. Shpilsky 300,000 stock options for shares of our company's common stock.


OPTION GRANTS IN FISCAL YEAR 2000

                                         Percent
                                         of Total
                                         Options
                           Number of    Granted to   Exercise
                            Shares      Employees    or Base                     Potential Realizable Value at
                          Underlying    in Fiscal     Price    Expiration      Assumed Annual Rates of Stock
Name                        Options        Year      ($/Sh)      Date       Price Appreciation for Option Term
----                      ----------    ----------  ---------  --------     ----------------------------------
                                                                                 5%($)             10%($)
                                                                            ---------------    ---------------
Michael C. Palmer(1)
Chester L. Noblett(1)
Richard Elliot(1)
David Pennells(1)

Steven A. Tulk            350,000         7.1%       $4.00      2/1/04            301,709       649,740
Mark Basile               300,000(2)      6.1%       $3.59(2)   3/15/04(2)        258,608       556,920

----------

(1)   No options were granted to these executive officers in 2000.

(2) Includes 150,000 options exercisable at $4.19 per share expiring 3/15/04 and 150,000 options at $3.00 per share expiring 4/26/04.


No options were exercised by any of the above named persons in 2000.


DIRECTOR COMPENSATION

      Each non-employee director receives a payment of $1,000 for each board meeting attended and an annual option grant to purchase 20,000 shares at market value. All directors are entitled to reimbursement for expenses of traveling to and from board meetings, and any other out-of-pocket expenses incurred on behalf of the company.


      Mr. Piraino, who serves as the audit committee chairman, receives a payment of $500 per month for his services.


      Prior to the merger with Technology Guardian, Inc. ("TGI"), Mr. Piraino was granted 25,000 shares of common stock as compensation for serving on the board of directors.


                              CERTAIN TRANSACTIONS


      In April 1997, in exchange for the issuance of 849,750 shares of TGI common stock which were converted into company shares in the merger, TGI entered into a settlement agreement among TGI, Cyber Village Network, Inc. ("CVN") and Mr. Noblett in which CVN and Mr. Noblett agreed to release TGI from all potential claims arising from: (i) an Option Agreement, dated August 6, 1997; and, (ii) an agreement entered into among TGI, David Coulter, as TGI's then President, CVN and Mr. Noblett as agent for CVN ("Commission Agreement").

      The Option Agreement granted options to CVN to purchase shares equal to 10% of TGI's issued and outstanding shares in exchange for forgiveness of a $100,000 promissory note held by CVN, as well as the option to purchase shares equal to 30% of TGI's issued and outstanding shares in exchange for $1,200,000. Further, the Option Agreement provided that David Coulter, TGI's former president, had the right to repurchase shares from CVN equal to 15% of TGI's common stock following the exercise of the option by CVN in exchange for $1,200,000. Mr. Coulter offset his obligation to pay CVN $1,200,000 by the $1,200,000 payable to TGI by CVN pursuant to its exercise of options. The Commission Agreement provided that TGI and Mr. Coulter, TGI's then President, would pay Mr. Noblett, as agent for CVN, an amount equal to 6% of the gross proceeds received by TGI from any underwriting arranged by Andrew Glashow and Joe Py, including bridge financing, and subsequently, Mr. Noblett would rebate one-third of the aforementioned fees to Mr. Coulter. The Option Agreement was subsequently canceled and the parties released each other from all claims.

      Prior to the issuance of the 1,030,000 shares of TGI's stock as a result of the exercise of the Option Agreement by CVN and the 849,750 shares received in consideration for the Settlement Agreement, for a total of 1,879,750 Shares, Mr. Noblett, as agent for CVN, assigned 1,060,000 shares to certain persons as consideration for loans made to CVN.

      In March 1998 TGI completed payment to Mr. Noblett of a fee in the amount of $100,000 for services provided in assisting TGI with obtaining additional capital.

      In May 1998 Mr. Coulter transferred 379,250 shares of his stock to CVN. Mr. Coulter then canceled 5,414,172 shares of common stock of TGI in connection with the pending private placement of shares of TGI. Of the shares canceled, TGI reissued 125,619 shares to him in August 1998, prior to completion of the merger with U.S. Connect 1995.

      The cancellation of the Option Agreement was part of the overall consideration given in settling the disputes between Mr. Noblett and Mr. Coulter. A dispute arose between Messrs. Noblett and Coulter with regard to Mr. Noblett's right to purchase 30% of the outstanding stock of TGI. Due to what Mr. Coulter perceived to be the increasing potential of TGI, he did not want TGI to honor its prior commitment to Mr. Noblett. The transactions had no impact on the operations of the company. These transactions only resolved disputed issues between Mr. Noblett and Mr. Coulter. At that point in time, there were fewer than ten stockholders of the company, all of whom were closely associated with the company. Accordingly, there were no public stockholders affected in any way by these transactions.

      In connection with the merger with U.S. Connect 1995, we assumed the obligations of TGI to issue options to purchase 2,000,000 shares of TGI common stock on a pro rata basis to all TGI stockholders as of August 30, 1998, at an exercise price of $0.7168 per share, exercisable for five years from date of grant. In addition, the company assumed the obligations of TGI for options to purchase 1,910,885 shares of TGI common stock to Mr. Coulter, then-President of TGI, and 500,000 shares of TGI common stock to Mr. Noblett, the Vice President and Chief Operating Officer of TGI, at an exercise price of $.7168 per share, exercisable for five years from date of grant. In October 1998 the Board of Directors authorized the issuance of additional options to purchase 1,500,000 shares of common stock to Mr. Coulter, and 333,000 shares of common stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five years from date of grant subject to the company achieving $30,000,000 in sales in 1999. We did not achieve this level of sales in 1999, and therefore the additional options issued to Mr. Coulter (1,500,000) and Mr. Noblett (333,000) lapsed.

      On March 22, 1999, Mr. Coulter resigned as a director and officer of the company. Pursuant to a resignation agreement, Mr. Coulter agreed to cancel 1,767,769 shares of common stock, reducing the number of shares he holds to 3,000,000 shares of common stock. By contract, the 3,000,000 shares retained by Mr. Coulter are nonvoting. In addition, Mr. Coulter agreed to cancel all options held by him to purchase 3,410,885 shares of common stock. The canceled options included options on 1,500,000 shares exercisable at $3.00 per share and options on 1,910,885 shares at $0.7168 per share. Mr. Coulter agreed to accept in lieu thereof options to purchase 1,500,000 shares of common stock, with an exercise price of $3.00 per share, for five years from August 22, 1999. Mr. Coulter also agreed to the termination of his employment agreement. We agreed to pay Mr. Coulter a severance payment of $150,000, payable at the rate of $30,000 per month from the time of resignation, and to pay Mr. Coulter for consulting with us at the rate of $10,000 per month for a total of 36 months, commencing upon his resignation. We have entered into a general mutual release of claims with Mr. Coulter. As a result of an alleged breach of the resignation agreement by

Mr. Coulter, we suspended the payment of $10,000 per month to Mr. Coulter. On February 23, 2000, we entered into a settlement agreement and general release with Mr. Coulter, pursuant to which Mr. Coulter released all claims for compensation under the resignation agreement of March 22, 1999, and agreed to transfer certain domain names to us. In return, we agreed to pay Mr. Coulter $90,000 and to grant him piggy back registration rights with respect to shares he acquires in the exercise of his stock options.

      CFE and VCI (the "Consultant") worked together as equal joint venture partners pursuant to an exclusive consulting agreement entered into between the Consultant and the company, dated September 15, 1999, which was to terminate no earlier than September 15, 2002. Mr. Palmer, CEO of the company, is also the owner and President of the Consultant.

      Pursuant to the consulting agreement, we agreed to issue 2,500,000 shares of Series B 12% Convertible Preferred Stock to CFE for $2.00 per share, and 1,000,000 shares of Series A 12% Convertible Preferred Stock to VCI for $2.00 per share.

      The consulting agreement and the issued and outstanding Series B Preferred Stock were canceled by mutual agreement of the parties in March 2000. As part of the settlement, we agreed with CFE to settle a dispute about the number of common shares issued to CFE and its clients and the amount we received in payment for those shares. CFE paid us $558,510 and we entered into a mutual release with CFE for all claims. In addition, CFE agreed to put the shares of common stock which CFE would receive upon conversion of its warrants into a voting trust if requested by NASDAQ in order to facilitate a listing on NASDAQ. Furthermore, all of the outstanding Series A Preferred Stock were converted into 550,000 shares of common stock in April 2000. The warrants issued to the former holders of Series A Preferred Stock and Series B Preferred Stock remain outstanding.

      In 2000, the company entered into a consulting agreement with a company controlled by Salvator A. Piraino, one of our directors. Such company agreed to provide sales strategy and other business strategy services for a flat fee of $1,500 per month. The agreement is cancellable by either party at will.


                             PRINCIPAL STOCKHOLDERS


COMMON STOCK


      The following table sets forth, as of May 17, 2001, the ownership of the company's common stock by


      - each director and named executive officer of the company,

      - all named executive officers and directors of the company as a group, and

      - all persons known by the company to beneficially own more than 5% of the company's common stock.


                                                      Amount and           Percent
                                                      Nature of           of Total
                                                      Beneficial         Shares and
Beneficial Owner                                     Ownership(1)          Options
------------------------------------                 ------------      --------------
   David B. Coulter(2)
   15555 Huntington Village Lane, #239                 1,500,000            5.02%

   Building 9
   Huntington Beach, CA 92647

   Chester (Chet) L. Noblett Jr.(3)                    2,737,097            9.23%
   16520 Harbor Boulevard, Bldg. G
   Fountain Valley, California 92708

   Salvator Piraino(4)                                   161,103             *
   16520 Harbor Boulevard, Bldg. G
   Fountain Valley, California 92708

   James E. Fuchs                                          2,500             *
   10 Universal City Plaza, Suite 1130
   Universal City, California  91608

   Michael C. Palmer(5)                                  950,000            3.26%
   10 Universal City Plaza, Suite 1130
   Universal City, California  91608

   Richard Elliot                                      2,062,500            7.26%
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Steven A. Tulk(6)                                     233,333             *
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Ed Raymund                                                 --             *
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   David Pennells                                        687,500            2.42%
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Mark Basile (7)                                       107,000             *
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Directors and Named Executive Officers              8,388,533           26.03%
   as a group

----------
 *    Less than one percent.

(1) Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes options to purchase 1,500,000 shares of the company's common stock at $3.00 per share for a period of five years from August 22, 1998.

(3) Includes options to purchase (i) 262,802 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 8, 1998); (ii) 333,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (October 7, 1998); (iii) 300,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (September 15, 1998); and (iv) warrants to purchase 350,000 shares of the company's common stock at $2.40 per share for a period of five years from date of grant (June 9, 1998).

(4) Includes options to purchase (i) 16,103 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); (ii) 20,000 shares of the company's common stock at $5.50 per share for a period of five years from date of grant (September 30, 1999); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

(5) Includes options to purchase (i) 100,000 shares of the company's common stock at $9.25 per share for a period of five years from date of grant (November 28, 1998); (ii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999); and (iii) 100,000 shares of the company's common stock at $6.25 per share, 150,000 shares at $4.25 per share, 150,000 shares at $5.25 per share and 200,000 shares at $8.50 per share for a period of five years from date of grant (November 1, 1999).

(6) Includes vested portion of options to purchase 350,000 shares of the company's common stock at $4.00 per share for a period of four years from date of grant (February 1, 2004)

(7) Includes vested portion of options to purchase 150,000 shares of the company's common stock at $4.19 per share for a period of four years from date of grant (March 15, 2004) and vested portion of options to purchase 150,000 shares of the company's common stock at $3.00 per share for a period of four years from date of grant (April 26, 2004)


PREFERRED STOCK

        The following table sets forth information regarding the beneficial ownership of our voting preferred stock as of the date of this prospectus:

                                   Name and Address                 Number of Shares   Percent
        Class                      of Beneficial Owner             Beneficially Owned  of Class
        -----                      -------------------             ------------------  --------
        Series C                   Wentworth, LLC                        50,000          100%
        6% Convertible             Corporate Center
        Preferred Stock(1)         West Bay Road
                                   Grand Cayman

        Series D                   Wentworth, LLC                        65,619          100%
        6% Convertible Preferred   Corporate Center
        Stock(1)                   West Bay Road
                                   Grand Cayman

        Series E                   Wentworth, LLC                        30,000          100%
        6% Convertible             Corporate Center
        Preferred Stock(1)         West Bay Road
                                   Grand Cayman

----------
(1) All of the above preferred stock is convertible into common stock immediately; provided however, that no conversion may occur if, after conversion, the holder would be deemed beneficial owner of more than 4.99% of the company's then outstanding common stock. See "Description of securities" for details on the conversion prices.

                              SELLING STOCKHOLDERS


      All of the shares offered by this prospectus have been registered for sale for the accounts of selling stockholders. The selling stockholders have obtained or will obtain the common stock offered under this prospectus by purchasing common stock from us pursuant to the Private Equity Credit Agreement described in "Management's discussion and analysis of financial condition and results of operations - Liquidity and capital resources," or converting or exercising certain of our convertible securities that they now hold or have the right to acquire. These selling stockholders hold shares of Series C 6% Convertible Preferred Stock ("Series C Preferred"), Series D 6% Convertible Preferred Stock ("Series D Preferred"), Series E 6% Convertible Preferred Stock ("Series E Preferred"), warrants to purchase common stock that we issued to holders of the Series C Preferred, Series D Preferred and Series E Preferred in connection with the issuance of the Series C Preferred, Series D Preferred, Series E Preferred, warrants we issued to an investment banker that facilitated our sales of Series C, D and E Preferred or common stock acquired upon the exercise of those warrants.

      The table below includes, in the total number of shares offered, shares of common stock that have been issued or are issuable pursuant to the Private Equity Credit Agreement or upon conversion of shares of Series C Preferred, Series D Preferred and Series E Preferred.

      The table below also includes shares of common stock issuable upon exercise of warrants issued or issuable (i) to Wentworth, LLC under the Private Equity Credit Agreement, (ii) to Wentworth, LLC in connection with a secured loan transaction, (iii) to holders (who are selling stockholders) of Series C Preferred, Series D Preferred, and Series E Preferred, (iv) to an investment banker which facilitated the sale of Series C, D and E Preferred and (v) shares of common stock acquired, or to be acquired, by a selling stockholder pursuant to exercise of certain warrants.

      We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders. We have previously received $15,500,000 from the sale of Series C, Series D and Series E Preferred shares, $1,125,000 pursuant to the secured loan transaction, and may receive up to $7,000,000 ($2,000,000 of which has already been received)from sale of common stock under the Private Equity Credit Agreement. In addition, we may receive additional funds in a currently indeterminable amount if outstanding warrants are exercised by the selling stockholders.

      Based on the information supplied to us by each selling stockholder, the following table sets forth certain information regarding the approximate number of shares of common stock which each selling stockholder owns or has the right to immediately acquire as of the date hereof, and as adjusted to reflect the sale by the selling stockholders of the shares of common stock offered by this prospectus. No selling stockholder has held any office or maintained any material relationship with us, or any of our predecessors or affiliates, over the past three years.

                                 Common Shares                             Common Shares
                               Beneficially Owned         Number of      Beneficially Owned
                               Prior to Offering(1)        Common        After Offering(1)(2)
                            -------------------------      Shares       ---------------------
Name and Address              Number        Percent       Offered       Number      Percent
                            -----------    ----------     ---------     -------    ----------
Wentworth, LLC(3)
Corporate Center
West Bay Road
Grand Cayman               115,402,363(4)    81.9%(5)    25,404,986(4)       -0-          0%
                           -----------      ------       ----------     --------   --------

Grayson & Associates(6)
One Tabor Center
1200 17th Street,
  16th Floor
Golden, Colorado 80202       1,226,657        4.6%        1,226,657          -0-          0%
                           -----------      ------       ----------     --------   --------

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or that become exercisable within 60 days of the date of this prospectus, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person. For purposes of this table, it is assumed that all shares registered and offered pursuant to this prospectus have been purchased. All such shares will be purchased or acquired pursuant to a Private Equity Credit Agreement, upon conversion of convertible preferred stock or exercise of warrants prior to being resold pursuant to this prospectus.

(2) Assumes that all shares of common stock offered in this prospectus will be sold.


                                       42
         44
(3) Navigator Management Ltd., the Manager of Wentworth, LLC, has voting and investment decision authority over this investment.

(4) In accordance with the Private Equity Credit Agreement, the terms of the Series C, D and E Preferred Stock, and the underlying warrant agreements with Wentworth, LLC, we are required to register an amount of shares equal to 200% of the shares issuable with respect to such agreements. The actual number of shares to be sold will depend on the number of shares acquired by Wentworth, LLC pursuant to the Private Equity Credit Agreement or upon conversion of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and warrants it holds.

(5) Pursuant to the Private Equity Credit Agreement, Wentworth LLC, without our shareholders' approval, may not acquire at any one time more than 19.9% of our outstanding common stock. Pursuant to the terms of our Series C, D and E Preferred Stock, Wentworth LLC may not convert such shares into our common stock if the conversion would result in its being deemed beneficial owner of more than 4.99% of our outstanding common stock.

(6) Gerald Grayson, President of Grayson & Associates, is the individual who has voting and investment decision authority over this investment.


                            DESCRIPTION OF SECURITIES

      The following summary description of our capital stock is not intended to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL


      We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value, of which 28,409,799 common shares are issued and outstanding (exclusive of shares reflected in this prospectus as being held for sale by selling shareholders), and 10,000,000 shares of preferred stock, $0.001 par value, of which 145,609 shares are issued and outstanding. There are 652 holders of record of our common stock as of the date of this prospectus.


      Based on the current market price of our common stock, if all of our outstanding convertible stock, warrants and options were all converted or exercised to acquire common stock, we would not have enough authorized shares to honor the conversions or exercises. The company will monitor the situation and, if deemed necessary, will propose an amendment to the articles of incorporation at the next annual meeting to increase the number of authorized shares of common stock.

      As of May 17, 2001, we have reserved 3,028,738 shares of common stock for issuance pursuant to options, and an aggregate of 10,858,665 shares for issuance pursuant to outstanding warrants and convertible securities agreements. We do not expect these warrants or options to be exercised in the near future since, in all cases, the exercise price is higher than the market price for our common stock.


COMMON STOCK

      The principal terms of our common stock are set forth below:


      -     number authorized: 100,000,000

      - number outstanding: 28,409,799 exclusive of shares reflected in this prospectus as being held for sale by the selling stockholders

      -     dividend rate: see "Dividend policy"

      -     vote per share: one

      - no preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into or exercisable or exchangeable for shares of our common stock

      - outstanding shares of common stock are duly authorized and validly issued, fully paid and nonassessable


PREFERRED STOCK

      Our Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders. The issuance of preferred stock in certain circumstances may delay, deter or prevent a change in control of the company, may discourage bids for our common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. The principal terms of our preferred stock are set forth below:

      Series C 6% Convertible Preferred

      -     number authorized: 50,000 shares

      -     number outstanding: 50,000 shares

      -     dividend rate: 6% payable in either cash or common stock

      - per share liquidation preference: $100 (aggregate preference of $5,000,000)

      - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

      -     right to appoint directors: none

      - when convertible: all shares are convertible as of the date of this prospectus, provided that not more than 20% of the shares may be converted in any period of five consecutive trading days.

Further, no holder may
            convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series C Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

      - conversion price: the lesser of 125% of the closing bid price of the common stock on December 28, 1999 ($3.4375), or 85% of the five date average quoted price for the five trading days immediately preceding the conversion notice date

      - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

      - redemption rights: holders have no redemption rights. We may redeem at our election for cash at a price equal to the greater of a) an amount sufficient to yield to holders a 17.5% annualized rate of return or b) the economic benefit a holder would realize (before taxes and brokerage commissions) from converting the stock to common stock and selling it

      - registration rights: the common stock into which the Series C Preferred may be converted is required to be registered with the Securities and Exchange Commission

Series D 6% Convertible Preferred

      -     number authorized: 75,000 shares

      -     number outstanding: 65,619 shares

      -     dividend rate: 6% payable in either cash or common stock

      - per share liquidation preference: $100 (aggregate preference of $6,561,887)

      - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

      -     right to appoint directors: none

      - when convertible: 25,000 shares are convertible 30 days after the effective date of this prospectus; 25,000 shares are convertible 60 days after the date of this prospectus; and the balance is convertible 90 days after the date of this prospectus; provided that not more than 20% of the shares may be converted in any period of five consecutive trading days. Further, no holder may convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series D Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

      - conversion price: the lesser of 125% of the closing bid price of the common stock on April 12, 2000 ($3.1875), or 85% of the average price for the five trading days prior to the conversion notice date

      - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

      - redemption rights: holders have no redemption rights. We may redeem at our election for cash at a price equal to the greater of a) an amount sufficient to yield to holders a 17.5% annualized rate of return or b) the economic benefit a holder would realize (before taxes and brokerage commissions) from converting the stock to common stock and selling it

      - registration rights: the common stock into which the Series D Preferred may be converted is required to be registered with the Securities and Exchange Commission

      Series E 6% Convertible Preferred

      -     number authorized: 30,000 shares

      -     number outstanding: 30,000 shares

      -     dividend rate: 6% payable in either cash or common stock

      - per share liquidation preference: $100 (aggregate preference of $3,000,000)

      - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

      -     right to appoint directors: none

      - when convertible: 10,000 shares are convertible 30 days after issuance; 10,000 shares are convertible 60 days after issuance; and the balance is convertible 90 days after issuance; provided that not more than 20% of the shares may be converted in any period of five consecutive trading days. Further, no holder may convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series E Preferred Stock if, after such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series E Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

      - conversion price: the lesser of 125% of the closing bid price of the common stock on August 9, 2000 ($1.5234), or 85% of the average price for the five trading days prior to the conversion notice date

      - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

      - redemption rights: holders have no redemption rights. We may redeem at our election for cash at a price equal to the greater of a) an amount sufficient to yield to holders a 17.5% annualized rate of return or b) the economic benefit a holder would realize (before taxes and brokerage commissions) from converting the stock to common stock and selling it

      - registration rights: the common stock into which the Series E Preferred may be converted is required to be registered with the Securities and Exchange Commission


                                  ------------

      With regard to the issuance of Series C, D and E Preferred Stock, except in certain circumstances, we have agreed not to sell additional common stock to a third party until 120 days after the date of this prospectus.

WARRANTS TO WENTWORTH, LLC AND GRAYSON & ASSOCIATES PURSUANT TO SERIES C, SERIES D AND SERIES E PREFERRED STOCK, THE PRIVATE EQUITY CREDIT AGREEMENT ("PECA"), THE OCTOBER 2000 MODIFICATION OF THE PECA AND THE SECURED LOAN TRANSACTION OF MAY 2001

      -     number of warrants: 4,204,892

      - when exercisable: at any time and from time to time; provided, however, that in no event shall the holder be entitled to exercise the warrant or shall the company have the obligation to issue shares upon such exercise of all or any portion of the warrant to the extent that, after such conversion, the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock, which may be deemed beneficially owned through the ownership of the unconverted portion of the preferred stock or unexercised portion of the warrants), and
            (ii) the number of shares of common stock issuable upon the conversion of the preferred stock or exercise of the warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock (after taking into account the shares to be issued to the holder upon such conversion or exercise)

      - exercise price: $4.617 for warrants issued with the Series C Preferred Stock. $3.9844 for warrants issued with the Series D Preferred Stock; $1.5234 for warrants issued with Series E Preferred Stock; the pricing for the warrants issued with the PECA will be based on 125% of the market value of the company's common stock; the pricing for the warrants issued with the secured loan transaction of May 2001 is based on 110% of the market value for the company's stock.

      - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

      - registration rights: the common stock issuable upon exercise of the Series C, Series D, Series E and PECA related warrants is required to be registered with the Securities and Exchange Commission

ANTI-TAKEOVER LAW

      Acquisition of controlling interests. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

      The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

      The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

      If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

      Nevada's control share law may have the effect of discouraging takeovers of the corporation.

      Business combination law. In addition to the above control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

      The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

      Pursuant to the company's articles of incorporation, the personal liability of a director or officer of the company to the company or a stockholder for monetary damages for breach of a fiduciary duty is limited to situations in which a director's or officer's acts or omissions involve intentional misconduct, fraud or knowing violations of law.

      The company's articles of incorporation and bylaws provide for the indemnification of directors and officers of the company to the maximum extent permitted by law. The bylaws provide generally for indemnification as to all expenses incurred or imposed upon them as a result of actions, suits or proceedings if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the company. These documents, among other things, indemnify the company's employees, officers and directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the company, on account of services as any employee, officer or director of the company or as an employee, officer or director of any affiliate of the company. The company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

      Except for the fraud claim discussed in "Business-Legal Proceedings",there is no pending litigation or proceeding involving a director, officer, employee or other agent of the company as to which indemnification is being sought, and the company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

      The company has purchased directors and officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of the company. The insurance policy provides standard directors and officers liability insurance in the amount of $5,000,000.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE

      As of the May 17, 2001, assuming sale of $7,000,000 of common stock pursuant to the Private Equity Credit Agreement at $.034 per share and full conversion of our Series C, Series D and Series E Preferred Stock at the current conversion price, and exercise of the related warrants, we will have 666,787,838 shares of common stock outstanding. Of the then outstanding shares of common stock, 659,501,056 would be freely tradable by persons other than executive officers, directors and ten percent stockholders of the company as that term is defined under the Securities Act, without restriction or further registration, and 7,286,782 would be deemed "restricted securities" within the meaning of, or otherwise governed by, Rule 144 under the Securities Act. If presently unexercised warrants (other than related to Series C, D or E Preferred Stock) or options were exercised to purchase common stock, or presently convertible preferred stock (other than Series C, Series D and Series E Preferred Stock) was converted into common stock, we would have an additional 10,858,665 shares of "restricted securities" outstanding for a total of 677,646,503 shares. "Restricted securities" may not be sold in the absence of registration unless an exemption from registration is available, including the exemption contained in Rule 144. The presently outstanding "restricted securities" will be eligible for resale under Rule 144.


      In general, under Rule 144, a stockholder who has beneficially owned shares of common stock for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to sale limitations, notice requirements and the availability of current public information about us. Rule

144(k) provides that a stockholder who is not deemed to be an "affiliate" and who has beneficially owned shares of common stock for at least two years is entitled to sell those shares at any time under Rule 144(k) without regard to the limitations described above. In addition to the shares of common stock that are currently outstanding, a total of 3,028,738 shares of common stock are reserved for issuance upon exercise of options granted to our directors, executive officers and employees; 10,858,665 shares are issuable upon exercise of outstanding warrants, exclusive of shares of common stock underlying warrants registered in this prospectus; and, at current conversion prices, 638,378,039 shares are issuable upon conversion of Series C, Series D and Series E Preferred Stock, PECA and related warrants.


      We are unable to estimate the number of shares that may be sold in the future by existing holders of shares of our common stock or holders of options or warrants or convertible securities that are outstanding or the effect, if any, that sales of shares of common stock by these persons will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock by these persons could adversely affect the then prevailing market prices of the common stock and warrants.


                              PLAN OF DISTRIBUTION


      The shares offered by this prospectus may be sold from time to time by selling stockholders, who consist of the persons named under "Selling stockholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling stockholders may sell the shares on the OTC Bulletin Board or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

      - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

      - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

      - privately negotiated transactions;

      - if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and

      - any other method permitted pursuant to applicable law.

      In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale.

      Wentworth, LLC is an underwriter with regard to the shares it is offering in this prospectus. Any profits on the resale of such shares may be deemed to be underwriting discounts and commissions.

      With regard to the other shares offered hereby, the selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

      If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

      - the name of each of the participating broker-dealers,

      - the number of shares involved,

      - the price at which the shares were sold,

      - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

      - a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

      - any other facts material to the transaction.

      We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event the selling stockholders sell short shares of common stock issuable on conversion of our Series C, D or E Preferred Stock, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. To the extent, if any, that the selling stockholders may be considered "underwriters" within the meaning of the Securities Act, the sale of the shares by them shall be covered by this prospectus.


      We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

                                  LEGAL MATTERS

      Arter & Hadden LLP, Los Angeles, California, has advised us with respect to the validity of the shares of common stock offered by this prospectus.


                                     EXPERTS

      Sprayberry, Barnes, Marietta & Luttrell (formerly known as Carpenter, Kuhen & Sprayberry, independent auditors), have audited the consolidated financial statements of the company for the year ended December 31, 2000 and 1999. Lichter and Associates, independent auditors, audited our consolidated financial statements for the year ended December 31, 1998. Their reports are included in this prospectus. Our consolidated financial statements are included in this prospectus in reliance on their reports, given their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      The company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning the company and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

      Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of all or any part of those documents may be obtained from the SEC's office after payment of the SEC's prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

      We intend to provide our stockholders with annual reports containing consolidated financial statements audited by an independent public accounting firm and will make available to stockholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports, proxy statements and other information with the SEC.


                           ESAT, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                  Page
                                                                                                  ----
ESAT, INC. FINANCIAL STATEMENTS

Report of Sprayberry, Barnes, Marietta & Lutrell, Independent Auditors......................       F-2

Report of Lichter and Associates, Independent Auditors......................................       F-3

Consolidated Balance Sheets - December 31, 2000 and 1999 and March 31,2001(Unaudited).......       F-4

Consolidated Statements of Operations for the years ended December 31, 2000,
    1999 and 1998 and the three months ended March 31, 2001 and 2000 (Unaudited)............       F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2000,
    1999 and 1998 and the three months ended March 31, 2001 and 2000 (Unaudited)............       F-7

Consolidated Statements of Stockholders' Equity for the years ended December
    31, 2000 and 1999 and the three months ended March 31, 2001 (Unaudited).................       F-8

Notes to Consolidated Financial Statements for the years ended December 31, 2000,
    1999 and 1998 ..........................................................................       F-9

Notes to Consolidated Financial Statements (Unaudited) for the three months ended
     March 31, 2001 and 2000 ...............................................................      F-34

ESAT, INC. AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999, AND 1998
                         AND MARCH 31, 2001 (UNAUDITED)
                   TOGETHER WITH INDEPENDENT AUDITOR'S REPORT


              [SPRAYBERRY, BARNES, MARIETTA & LUTTRELL LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders eSAT, Inc.
Universal City, California

We have audited the accompanying consolidated balance sheets of eSAT, Inc., and subsidiaries, as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of eSAT, Inc. as of December 31, 2000 and 1999 and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has experienced losses from operations since inception, except for the reversal in 1999 of employee stock option compensation expense that was recognized in 1998 in accordance with APB 25, and substantial doubt exists as to its continuation as a going concern. The Company's management estimates that its current cash, cash equivalents and cash generated from operations will only be sufficient to meet its anticipated cash needs through approximately May 15, 2001. Accordingly, the Company will require a substantial additional cash infusion to continue its operations. Management does not believe that additional capital will be available. Management's plans in regard to those matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certain errors in applying APB 25 resulted in an understatement of previously reported compensation expense for the year ended December 31, 1998. Accordingly, the 1998 financial statements have been restated and an adjustment has been made to compensation expense and retained earnings to correct the error.


SPRAYBERRY, BARNES, MARIETTA & LUTTRELL


Bakersfield, California
March 23, 2001

                       [LICHTER AND ASSOCIATES LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
eSat, Inc. (Formerly Technology Guardian, Inc.)
Fountain Valley, California

Members of the Board:

We have audited the accompanying consolidated statement of operations and cash flows of eSat, Inc. (Formerly Technology Guardian, Inc.) ("the Company") for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of eSat, Inc. (Formerly Technology Guardian, Inc.) for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about the ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note 14 to the financial statements, the Company's 1998 Additional Paid in Capital previously reported as $8,614,398 should have been $8,051,234. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

Also, certain errors in applying APB 25 resulted in an understatement of previously reported compensation expense for the year ended December 31, 1998 and was discovered during the current year. Accordingly, the 1998 financial statements have been restated and an adjustment has been made to compensation expense and retained earnings to cover the error.

                                        /s/ LICHTER AND ASSOCIATES
                                        ----------------------------------------

March 30, 2001, except for Note P, as to which the date is June 14, 1999, Notes
  J, K and Q as to which the date is October 22, 1999 and above correction as to which the date is March 29, 2000

Los Angeles, California
                                   eSAT, INC.
                                AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 2000 and 1999
                         AND MARCH 31, 2001 (UNAUDITED)

                                     ASSETS

                                              December 31,           March 31,
                                           2000          1999          2001
                                        ----------    ----------    ----------
                                                                    (UNAUDITED)
CURRENT ASSETS:

    Cash and cash equivalents           $  452,144    $3,412,205    $   75,673
    Accounts receivable, net               787,428       471,899     1,211,598
    Inventory, net                         176,495       135,189        62,274
    Other current assets                   157,616        17,866       355,343
    Deposits                               159,850       420,747            --
    Note receivable-related party               --        64,553            --
                                        ----------    ----------    ----------

                Total current assets     1,733,533     4,522,459     1,704,888
                                        ----------    ----------    ----------

PROPERTY AND EQUIPMENT, NET              1,358,072     1,051,936     1,377,423
                                        ----------    ----------    ----------

OTHER ASSETS:
    Notes receivable                            --       250,000            --
    Deferred charges                            --            --        44,855
    Deposits                               144,958       132,523       160,898
    Idle property                        1,210,800            --     1,210,800
    Other assets                                --        23,907            --
                                        ----------    ----------    ----------

                Total other assets       1,355,758       406,430     1,416,553
                                        ----------    ----------    ----------

                                        $4,447,363    $5,980,825    $4,498,864
                                        ==========    ==========    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                              December 31,           March 31,
                                           2000          1999          2001
                                        ----------    ----------    ----------
                                                                    (UNAUDITED)
CURRENT LIABILITIES:

    Accounts payable-trade              $1,654,170    $  837,065    $2,083,343
    Accounts payable-other               1,414,500            --     1,414,500
    Accrued expenses                       395,464       199,955       453,982
    Unearned revenue                       151,883       306,732       151,883
    Deferred revenue                       316,398        73,646       686,749
    Other current liabilities               23,048            --        22,047
    Current portion of
     obligations under capital
     lease                                  75,902        76,049        75,118
    Contracts payable                       13,012        76,973        13,012
    Net assets held for disposal                --       284,419            --
    Note payable stockholder                34,700            --        34,700
    Accrued loss contingencies           1,157,996            --     1,004,354
    Severance pay payable                       --        90,000            --
    Commission payable                          --       160,000            --
    Current portion of long-term
     debt                                       --       250,346            --
    Settlement payable                          --        83,866            --
    Note payable related party                  --        90,250            --
                                        ----------    ----------    ----------

        Total current liabilities        5,237,073     2,529,301     5,939,688
                                        ----------    ----------    ----------
LONG-TERM LIABILITIES
    Obligations under capital
     lease                                 100,843       130,395       100,843
    Long-term debt                              --            --       332,655
    Deferred revenue                       324,700        22,455       198,539
                                        ----------    ----------    ----------

        Total long-term
         liabilities                       425,543       152,850       632,037
                                        ----------    ----------    ----------

STOCKHOLDERS' EQUITY:

Preferred stock - Series C,
    cumulative, fully participating,
    convertible, $0.01 par value
    Authorized - 50,000 shares, Issued and
    outstanding - 50,000 shares (Aggregate
    liquidation preference $4,999,500)          50            50            50

Preferred stock - Series A,
    cumulative, fully participating,
    convertible, $0.01 par value
    Authorized - 2,000,000 shares, Issued
    and outstanding - 1,000,000 shares
    (Aggregate liquidation preference
    $1,990,000)                                 --        10,000            --

Preferred stock - Series D,
    cumulative, fully participating,
    convertible, $0.001 par value
    Authorized and issued - 75,000 shares,
    Outstanding - 69,050 shares (Aggregate
    liquidation preference $6,904,931)          69            --            66

Preferred stock - Series E,
    cumulative, fully participating,
    convertible, $0.001 par value
    Authorized - 30,000 shares Issued and
    outstanding - 30,000 Shares (Aggregate
    liquidation preference $2,999,970)          30            --            30

Common stock - $0.001 par value
    Authorized - 50,000 shares Issued
    and outstanding 23,260,057 shares       23,260        21,095        25,978

Additional paid-in capital              32,431,556    25,762,647    32,422,533
Retained deficit                       (33,670,218)  (20,936,608)  (34,521,518)
                                       -----------    ----------    ----------
                                        (1,215,253)    4,857,184    (2,072,861)
Less:  Subscriptions receivable                 --    (1,558,510)           --
                                       -----------    ----------    ----------
        Total stockholders' equity      (1,215,253)    3,298,674    (2,072,861)
                                       -----------    ----------    ----------
                                       $ 4,447,363    $5,980,825    $4,498,864
                                       ===========    ==========    ==========

                           eSat, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
         AND THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

                                                   YEARS ENDED
                                                   DECEMBER 31,
                                   ----------------------------------------------
                                                                       RESTATED
                                       2000             1999             1998
                                   ------------     ------------     ------------
SALES                              $  5,663,113     $  3,676,217     $  2,474,617

COST OF SALES                         6,108,653        3,598,786        2,656,090
                                   ------------     ------------     ------------
      Gross margin                     (445,540)          77,431         (181,473)
                                   ------------     ------------     ------------
OPERATING EXPENSES:
  General and administrative
   expenses                          10,755,411        8,162,188        2,942,041
  Impairment loss                     4,736,317               --               --
                                   ------------     ------------     ------------
                                     15,491,728        8,162,188        2,942,041
                                   ------------     ------------     ------------
      Loss from operations          (15,937,268)      (8,084,757)      (3,123,514)
                                   ------------     ------------     ------------
OTHER INCOME (EXPENSE)
  Compensation adjustment
   recognized under APB 25            4,802,916       81,945,112      (90,754,014)
  Interest income                        39,123           57,170               --
  Other income                            3,538          165,684           15,000
  Interest expense                      (38,355)         (68,192)         (27,009)
  Gain (loss) on sale of assets          25,000         (122,368)         (24,286)
                                   ------------     ------------     ------------
                                      4,832,222       81,977,406      (90,790,309)
                                   ------------     ------------     ------------
      Income (loss) before
        income taxes,
        discontinued operations
        and extraordinary
        income                      (11,105,046)      73,892,649      (93,913,823)

PROVISION FOR INCOME TAXES                4,800            5,400            4,600
                                   ------------     ------------     ------------
      Income (loss) before
        discontinued operations
        and extraordinary
        income                      (11,109,846)      73,887,249      (93,918,423)
                                   ------------     ------------     ------------

DISCONTINUED OPERATIONS:
  Loss from operations of
   discontinued subsidiary
   (less applicable taxes
   of $-0-)                          (1,184,404)        (448,597)              --
  Loss on disposal of
    discontinued subsidiary
    (less applicable taxes
    of $-0-)                           (240,242)              --               --
                                   ------------     ------------     ------------
                                     (1,424,646)        (448,597)              --
                                   ------------     ------------     ------------
      Income (loss) before
       extraordinary item           (12,534,492)      73,438,652      (93,918,423)

EXTRAORDINARY INCOME, (less
  applicable taxes of $-0-)                  --               --          242,990
                                   ------------     ------------     ------------

      Net income (loss)            $(12,534,492)    $ 73,438,652     $(93,675,433)
                                   ============     ============     ============

EARNINGS PER COMMON SHARE:
  Income (loss) before
    discontinued operations and
    extraordinary income           $      (0.51)    $       3.53     $      (4.99)
                                   ============     ============     ============

  Discontinued operations          $      (0.07)    $      (0.02)    $         --
                                   ============     ============     ============

  Extraordinary income             $         --     $         --     $       0.01
                                   ============     ============     ============

  Net income (loss)                $      (0.57)    $       3.50     $      (4.97)
                                   ============     ============     ============

EARNINGS PER COMMON SHARE--
ASSUMING DILUTION:
  Income (loss) before
    discontinued operations and
    extraordinary income           $      (0.51)    $       3.07     $      (4.99)
                                   ============     ============     ============

  Discontinued operations          $      (0.07)    $      (0.02)    $         --
                                   ============     ============     ============

  Extraordinary income             $         --     $         --     $       0.01
                                   ============     ============     ============

  Net income (loss)                $      (0.57)    $       3.05     $      (4.97)
                                   ============     ============     ============

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ---------------------------
                                                        2001             2000
                                                     -----------     -----------
                                                     (UNAUDITED)      (UNAUDITED)
SALES                                                $ 2,211,886     $   937,387
COST OF SALES                                          2,139,030         950,780
                                                     -----------     -----------
                   Gross margin                           72,856         (13,393)

GENERAL AND ADMINISTRATIVE
 EXPENSES                                                965,196       2,653,624
                                                     -----------     -----------

                   Loss from operations                 (892,340)     (2,667,017)
                                                     -----------     -----------

OTHER INCOME (EXPENSE)
      Compensation adjustment recognized
         under APB 25                                         --       2,060,604
      Other income                                         4,032          18,359
      Gain on sale of assets                              44,696              --
      Interest expense                                    (7,688)        (20,396)
                                                     -----------     -----------

                                                          41,040       2,058,567
                                                     -----------     -----------

                   Loss before income taxes
                    and discontinued operations         (851,300)       (608,450)

PROVISION FOR INCOME TAXES                                    --              --
                                                     -----------     -----------
                   Loss before discontinued
                    operations                          (851,300)       (608,450)

DISCONTINUED OPERATIONS:
      Loss from operations of discontinued
       subsidiary (less applicable taxes of $-0-)             --        (180,262)
                                                     -----------     -----------

                  Net loss                           $  (851,300)    $  (788,712)
                                                     ===========     ===========


EARNINGS PER COMMON SHARE -- BASIC AND DILUTED:

      Discontinued operations                        $        --     $     (0.01)
                                                     ===========     ===========

      Net loss                                       $     (0.03)    $     (0.04)
                                                     ===========     ===========

                                   eSAT, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1998
                   AND PERIOD ENDED MARCH 31, 2001 (UNAUDITED)

                                  Preferred Series A            Preferred Series C
                               -------------------------     ------------------------
                                 Shares         Amount         Shares         Amount
                               ----------     ----------     ----------    ----------
Balance, December 31, 1998             --     $       --             --    $       --

Adjustment in connection
  with pooling of
  interests                            --             --             --            --
                               ----------     ----------     ----------    ----------
Balance, December 31,
  1998, as restated                    --             --             --            --

Net income                             --             --             --            --

Compensation adjustment
  recognized under APB 25              --             --             --            --

Sale of common stock                   --             --             --            --

Issuance of common stock
  for services                         --             --             --            --

Sale of preferred stock
  series A                      1,000,000         10,000             --            --

Sale of preferred stock
  series C                             --             --         50,000            50

Cancellation of common
  stock in settlement                  --             --             --            --
                               ----------     ----------     ----------    ----------

Balance, December 31, 1999      1,000,000         10,000         50,000            50

Net loss                               --             --             --            --

Compensation adjustment
  recognized under FAS 123             --             --             --            --

Compensation adjustment
  recognized under APB 25              --             --             --            --

Issuance of common stock
  for services                         --             --             --            --

Stock accepted for payment
  of note                              --             --             --            --

Sale of preferred stock
  series D, net of expenses            --             --             --            --

Conversion of series A
  preferred stock              (1,000,000)       (10,000)            --            --

Acquisition expenses                   --             --             --            --

Cashless exercise of common
  stock options                        --             --             --            --

Cashless exercise of common
  stock warrants                       --             --             --            --

Reversal of payable related
  to cost of capital                   --             --             --            --

Payment of preferred stock
  dividends                            --             --             --            --

Member distributions                   --             --             --            --

Treasury shares                        --             --             --            --

Payment of subscription                --             --             --            --

Capitalized expenses                   --             --             --            --

Sale of preferred stock
  series E, net of expenses            --             --             --            --

Conversion of series D
  preferred stock                      --             --             --            --

Proceeds from PECA, net
  of expenses                          --             --             --            --

Elimination of subscription
  receivable                           --             --             --            --
                               ----------     ----------     ----------    ----------

Balance December 31, 2000              --             --         50,000            50

Net loss                               --             --             --            --

Conversion of series D
  preferred stock                      --             --             --            --

Capitalized expenses                   --             --             --            --
                               ----------     ----------     ----------    ----------

Balance March 31, 2001                 --     $       --         50,000    $       50
                               ==========     ==========     ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                           ESAT, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1998
                   AND PERIOD ENDED MARCH 31, 2001 (UNAUDITED)

                                      Preferred Series D      Preferred Series E
                                      -------------------     ------------------
                                       Shares     Amount       Shares    Amount
                                      -------     -------     -------    -------
Balance, December 31, 1998                 --     $    --          --    $    --

Adjustment in connection
  with pooling of
  interests                                --          --          --         --
                                      -------     -------     -------    -------
Balance, December 31,
  1998, as restated                        --          --          --         --

Net income                                 --          --          --         --

Compensation adjustment
  recognized under APB 25                  --          --          --         --

Sale of common stock                       --          --          --         --

Issuance of common stock
  for services                             --          --          --         --

Sale of preferred stock
  series A                                 --          --          --         --

Sale of preferred stock
  series C                                 --          --          --         --

Cancellation of common
  stock in settlement                      --          --          --         --
                                      -------     -------     -------    -------

Balance, December 31, 1999                 --          --          --         --

Net loss                                   --          --          --         --

Compensation adjustment
  recognized under FAS 123                 --          --          --         --

Compensation adjustment
  recognized under APB 25                  --          --          --         --

Issuance of common stock
  for services                             --          --          --         --

Stock accepted for payment
  of note                                  --          --          --         --

Sale of preferred stock
  series D, net of expenses            75,000          75          --         --

Conversion of series A
  preferred stock                          --          --          --         --

Acquisition expenses                       --          --          --         --

Cashless exercise of common
  stock options                            --          --          --         --

Cashless exercise of common
  stock warrants                           --          --          --         --

Reversal of payable related
  to cost of capital                       --          --          --         --

Payment of preferred stock
  dividends                                --          --          --         --

Member distributions                       --          --          --         --

Treasury shares                            --          --          --         --

Payment of subscription                    --          --          --         --

Capitalized expenses                       --          --          --         --

Sale of preferred stock
  series E, net of expenses                --          --      30,000         30

Conversion of series D
  preferred stock                      (5,950)         (6)         --         --

Proceeds from PECA, net
  of expenses                              --          --          --         --

Elimination of subscription
  receivable                               --          --          --         --
                                      -------     -------     -------    -------

Balance December 31, 2000              69,050          69      30,000         30

Net loss                                   --          --          --         --

Conversion of series D
  preferred stock                      (2,884)         (3)         --         --

Capitalized expenses                       --          --          --         --
                                      -------     -------     -------    -------

Balance March 31, 2001                 66,166     $    66      30,000    $    30
                                      =======     =======     =======    =======

    The accompanying notes are an integral part of the financial statements.

                           ESAT, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1998
                   AND PERIOD ENDED MARCH 31, 2001 (UNAUDITED)

                                          Common Stock              Additional
                                 -----------------------------        Paid-In
                                    Shares            Amount          Capital
                                 ------------     ------------     ------------
Balance, December 31, 1998         16,085,936     $     16,086     $ 96,805,249

Adjustment in connection
  with pooling of interests         2,750,000            2,750           (2,750)
                                 ------------     ------------     ------------
Balance, December 31, 1998,
  as adjusted                      18,835,936           18,836       96,802,499

Net income                                 --               --               --

Compensation adjustment
  recognized under APB 25                  --               --      (81,945,112)

Member distributions                       --               --               --

Sale of common stock                3,848,577            3,848        3,278,365

Issuance of common stock
  for services                        178,470              179        1,161,945

Sale of preferred stock
  series A                                 --               --        1,990,000

Sale of preferred stock
  series C                                 --               --        4,474,950

Cancellation of common
  stock in settlement              (1,767,769)          (1,768)              --
                                 ------------     ------------     ------------

Balance, December 31, 1999         21,095,214           21,095       25,762,647

Net loss                                   --               --               --

Compensation adjustment
  recognized under FAS 123                 --               --          919,827

Compensation adjustment
  recognized under APB 25                  --               --       (4,802,916)

Issuance of common stock
  for services                        228,888              229          188,349

Stock accepted for payment
  of note                             (24,988)             (25)         (50,731)

Sale of preferred stock
  series D, net of expenses                --               --        6,984,925

Conversion of series A
  preferred stock                     550,000              550            9,450

Acquisition expenses                       --               --         (183,277)

Cashless exercise of common
  stock options                        75,642               76              (76)

Cashless exercise of common
  stock warrants                       36,509               36              (36)

Reversal of payable related
  to cost of capital                       --               --          160,000

Payment of preferred stock
  dividends                                --               --               --

Member distributions                       --               --               --

Treasury shares                      (106,757)            (107)             107

Payment of subscription                    --               --               --

Capitalized expenses                       --               --         (235,023)

Sale of preferred stock
  series E, net of expenses                --               --        2,759,940

Conversion of series D
  preferred stock                   1,405,549            1,406           (1,400)

Proceeds from PECA, net
  of expenses                              --               --        1,819,770

Elimination of subscription
  receivable                               --               --         (900,000)
                                 ------------     ------------     ------------

Balance December 31, 2000          23,260,057     $     23,260     $ 32,431,556

Net loss                                   --               --               --

Conversion of series D
  preferred stock                   2,717,661            2,718           (2,715)

Capitalized expenses                       --               --           (6,308)
                                 ------------     ------------     ------------

Balance March 31, 2001             25,977,718     $     25,978     $ 32,422,533
                                 ============     ============     ============

    The accompanying notes are an integral part of the financial statements.

                           ESAT, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1998
                   AND PERIOD ENDED MARCH 31, 2001 (UNAUDITED)

                                                                      Total
                                  Retained        Subscription     Stockholders'
                                   Deficit         Receivable         Equity
                                 ------------     ------------     ------------
Balance, December 31, 1998       $(94,098,990)    $         --     $  2,722,345

Adjustment in connection
  with pooling of interests           (99,352)              --          (99,352)
                                 ------------     ------------     ------------
Balance, December 31, 1998,
  as adjusted                     (94,198,342)              --        2,622,993

Net income                         73,438,652               --       73,438,652

Compensation adjustment
  recognized under APB 25                  --               --      (81,945,112)

Member distributions                 (176,918)              --         (176,918)

Sale of common stock                       --         (558,510)       2,723,703

Issuance of common stock
  for services                             --               --        1,162,124

Sale of preferred stock
  series A                                 --       (1,000,000)       1,000,000

Sale of preferred stock
  series C                                 --               --        4,475,000

Cancellation of common
  stock in settlement                      --               --           (1,768)
                                 ------------     ------------     ------------
Balance, December 31, 1999        (20,936,608)      (1,558,510)       3,298,674

Net loss                          (12,534,492)              --      (12,534,492)

Compensation adjustment
  recognized under FAS 123                 --               --          919,827

Compensation adjustment
  recognized under APB 25                  --               --       (4,802,916)

Issuance of common stock
  for services                             --               --          188,578

Stock accepted for payment
  of note                                  --               --          (50,756)

Sale of preferred stock
  series D, net of expenses                --               --        6,985,000

Conversion of series A
  preferred stock                          --               --               --

Acquisition expenses                       --               --         (183,277)

Cashless exercise of common
  stock options                            --               --               --

Cashless exercise of common
  stock warrants                           --               --               --

Reversal of payable related
  to cost of capital                       --               --          160,000

Payment of preferred stock
  dividends                           (86,667)              --          (86,667)

Member distributions                 (112,451)              --         (112,451)

Treasury shares                            --               --               --

Payment of subscription                    --          558,510          558,510

Capitalized expenses                       --               --         (235,023)

Sale of preferred stock
  series E, net of expenses                --               --        2,759,970

Conversion of series D
  preferred stock                          --               --               --

Proceeds from PECA, net
  of expenses                              --               --        1,819,770

Elimination of subscription
  receivable                               --        1,000,000          100,000
                                 ------------     ------------     ------------
Balance December 31, 2000         (33,670,218)              --       (1,215,253)

Net loss                             (851,300)              --         (851,300)

Conversion of series D
  preferred stock                          --               --               --

Capitalized expenses                       --               --           (6,308)
                                 ------------     ------------     ------------
Balance March 31, 2001           $(34,521,518)    $         --     $ (2,072,861)
                                 ============     ============     ============

    The accompanying notes are an integral part of the financial statements.

                           eSat Inc., and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
       AND FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

                                                     YEARS ENDED
                                                     DECEMBER 31,
                                    ----------------------------------------------
                                                                        RESTATED
                                        2000             1999             1998
                                    ------------     ------------     ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss)                  $(12,534,492)    $ 73,438,652     $(93,675,433)
 Adjustments to reconcile
  net loss to net cash used
  in operating activities--
   Noncash items included in
     net income:
       Depreciation and
        amortization                   1,033,584          338,044          154,420
       Impairment loss                 4,736,318               --               --
       Gain (loss) on
        disposal of assets               (25,000)         122,368           24,286
       Loss on worthless stock                --            2,000               --
       Compensation - stock
        issued for services              188,578        1,162,477               --
       Compensation adjustment
        recognized under APB 25       (4,802,916)     (81,945,112)      90,754,013
       Compensation adjustment
        recognized under FAS 123         919,827               --               --
       Bad debt on notes
        receivable                       208,994               --               --
       Net change in assets and
        liabilities of
        discontinued operation          (284,419)         284,419               --
       Net change in operating
        assets and liabilities         2,185,725          201,997           66,249
                                    ------------     ------------     ------------

   Net cash used in
    operating activities              (8,373,801)      (6,395,155)      (2,676,465)
                                    ------------     ------------     ------------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 (Increase) decrease
  in amount due from
  related party                           64,553          (48,414)         (18,113)
 Increase in amount due
  from members                                --            2,376           (2,376)
 Payments for purchase
  of fixed assets                     (1,688,976)        (582,545)        (376,312)
 Proceeds from sale
  of fixed assets                             --           70,280               --
 Increase in notes receivable                 --         (235,000)              --
 Proceeds from the sale of
  assets                                  25,000               --               --
 Purchase of Interwireless
  including related expenses          (4,152,219)              --               --
 Purchase of stock                            --               --           (2,000)
                                    ------------     ------------     ------------
   Net cash used in
    investing activities              (5,751,642)        (793,303)        (398,801)
                                    ------------     ------------     ------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                           ESAT, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
       AND FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

                                                   YEARS ENDED
                                                   DECEMBER 31,
                                  ----------------------------------------------
                                                                      RESTATED
                                      2000             1999             1998
                                  ------------     ------------     ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:

 Increase (decrease)in
  contracts payable                    (63,961)          54,263           22,710
 Payments of lease obligations         (60,873)         (33,777)         (12,044)
 Issuance of long-term debt                 --               --          269,049
 Payments of long-term debt           (250,346)         (95,713)              --
 Member distributions                 (112,451)        (176,918)         (78,500)
 Payments on notes payable                  --          (47,283)              --
 Proceeds from issuance of
  preferred stock                    9,745,000        5,475,000               --
 Proceeds from issuance of
  common stock                              --        2,721,575        5,673,132
 Dividends paid                        (86,667)              --               --
 Receipt of subscription
  receivable                           558,510               --               --
 Increase in note payable
  stockholder                           34,700               --               --
 Proceeds from Private
  Equity Credit Agreement            1,819,770               --               --
 Payments for capitalized
  equity-related costs                (418,300)              --               --
                                  ------------     ------------     ------------
   Net cash provided by
    financing activities            11,165,382        7,897,147        5,874,347
                                  ------------     ------------     ------------
NET INCREASE (DECREASE)
  IN CASH AND CASH EQUIVALENTS      (2,960,061)         708,689        2,799,081

CASH (OVERDRAFT) AND CASH
  EQUIVALENTS, BEGINNING             3,412,205        2,703,516          (95,565)
                                  ------------     ------------     ------------
CASH AND CASH EQUIVALENTS,
  END OF YEAR                     $    452,144     $  3,412,205     $  2,703,516
                                  ============     ============     ============


                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                           ---------------------------
                                                               2001            2000
                                                           -----------     -----------
                                                           (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                  $  (851,300)    $  (788,712)
 Adjustments to reconcile loss to net cash used
  in operating activities -
       Noncash items included in net loss:
        Depreciation and amortization                          109,374         104,161
        Gain on sale of assets                                 (44,696)             --
        Compensation - stock issued for services                    --         539,667
        Compensation adjustment recognized under APB 25             --      (2,060,604)
        Net change in assets & liabilities of
         discontinued operation                                     --         180,301
        Bad debt expense                                        39,318         107,861
        Accrued interest                                         7,655              --
       Net change in operating assets and liabilities          129,299          53,218
                                                           -----------     -----------
                 Net cash used in operating
                  activities                                  (610,350)     (1,864,108)
                                                           -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Payments for purchase of fixed assets                  (152,029)       (209,153)
       Proceeds from sale of fixed assets                       68,000              --
       Increase in notes receivable                                 --          (1,500)
                                                           -----------     -----------
                 Net cash used in investing
                  activities                                   (84,029)       (210,653)
                                                           -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Increase(decrease) in notes payable                     325,000         (90,162)
       Decrease in capital lease obligations                      (784)        (15,794)
       Payments on contracts payable                                --         (18,915)
       Loan to discontinued operation                               --        (212,429)
       Member distributions                                         --        (100,308)
       Preferred stock dividend paid                                --         (11,666)
       Payments for capitalized equity-related costs            (6,308)             --
                                                           -----------     -----------
                 Net cash provided by (used in)
                  financing activities                         317,908        (449,274)
                                                           -----------     -----------
NET DECREASE IN CASH AND CASH
       EQUIVALENTS                                            (376,471)     (2,524,035)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 452,144       3,412,205
                                                           -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                   $    75,673     $   888,170
                                                           ===========     ===========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      This summary of accounting policies of eSAT, Inc., is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

      eSAT, Inc. ("the Company"), was originally incorporated under the laws of the state of California on February 22, 1996 as Technology Guardian, Inc. On October 8, 1998, the Company merged with U.S. Connect 1995, Inc., and on January 26, 1999, changed its name to eSAT, Inc.

      a)    Nature of Operations

            The Company provides a wide range of services under the product name VISP or Virtual Internet Service Provider. The VISP product is geared to companies who currently or wish to offer ISP services without the burden of investing in and maintaining a "back office" portion of an ISP business. The VISP product is completely customized to meet the customers' branding requirements and is operated by the Company in its network operations center. Services include user signup, billing, authentication, email, news, technical support and access to more than 1,100 dialup locations throughout the world.

            The Company also provides satellite Internet access services and products to businesses, educational institutions, and government agencies. The Company's satellite network enables it to provide data delivery services without geographical constraints.

      b)    Revenue Recognition

            The Company reports on the accrual basis for both financial statement and income tax purposes. Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided. Deferred revenue consists of prepaid Internet and satellite access fees, prepaid VISP contract services and deferred start up fees. Deferred fee revenue is amortized using the straight-line method over the estimated life of the contract. A related liability, deferred revenue is recorded for the unearned portion of service revenue recognized.

      c)    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      d)    Concentration of Credit Risk

            The Company maintains its cash balances in various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the years ended December 31, 2000 and 1999, the Company has maintained balances in excess of federally insured limits. The Company's uninsured balances totaled $279,263 and $3,260,611 at December 31, 2000 and 1999, respectively.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      d)    Concentration of Credit Risk (Continued)

            The Company purchases satellite transponder time from one supplier. The Company is currently behind in its payments to this supplier.

            The Company had a single customer that accounted for 54 percent and 26 percent of its revenue during the years ended December 31, 2000 and 1999 respectively and 76 percent and 43 percent of net accounts receivable at December 31, 2000 and 1999 respectively.

            Subsequent to December 31, 2000 the Company was informed that its major customer was discontinuing a product which had provided a significant source of revenue to the Company. Revenue provided by this source averaged $266,245 per month during the last quarter of 2000.

      e)    Principles of Consolidation

            The consolidated financial statements include the accounts of eSAT, Inc., and its wholly owned subsidiaries. Significant inter-company transactions and amounts have been eliminated in consolidation.

      f)    Business Combinations

            In October 1998, the Company completed a reverse acquisition with U.S. Connect 1995 Inc. A total of 11,407,507 common shares were exchanged in a 1:1 ratio. The transaction was a merger of a private operating company into a non-operating public shell corporation with nominal assets.

            On April 13, 2000 the Company acquired InterWireless, Inc. in a business combination accounted for as a purchase. The purchase price of $4,152,219 exceeded the fair value of the net assets by $4,152,219, which was recorded as goodwill and was to be amortized using the straight-line method over 7 years. See Note 5 for further information about the goodwill valuation. The results of operations of InterWireless, Inc. are included with the results of the Company beginning April 13, 2000.

            On April 13, 2000, the Company acquired PacificNet Technologies, Inc. in a business combination accounted for as a pooling of interests. PacificNet Technologies, Inc. became a wholly owned subsidiary of the Company through the exchange of 2,750,000 shares of the Company's common stock for all the outstanding stock of PacificNet Technologies, Inc. The accompanying financial statements for the years ended December 31, 1999 and 1998 have been restated to give effect to this combination.

            Following is a reconciliation of the amounts of net sales and net income previously reported with restated amounts:

                                                     RESTATED
                                         1999          1998
                                      ----------    ----------
          Sales:
            As previously reported    $  313,640    $  341,047
            Acquired company           3,362,577     2,133,570
                                      ----------    ----------
            As restated               $3,676,217    $2,474,617
                                      ==========    ==========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      f)    Business Combinations (Continued)

          Net income (loss):
            As previously reported    $ 73,199,403    $(93,481,186)
            Acquired company               239,249        (194,247)
                                      ------------    ------------
            As restated               $ 73,438,652    $(93,675,433)
                                      ============    ============


      g)    Cash and Cash Equivalents

            The Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

      h)    Accounts Receivable

            The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At December 31, 2000 and 1999, the allowance for doubtful accounts was $305,450 and $127,434, respectively.

      i)    Inventory

            Inventory consists of satellite dishes and related equipment and is stated at the lower of cost or market. Cost is determined using the weighted average method.

      j)    Property, Equipment and Depreciation

            Property and equipment are initially recorded at cost. During 2000, fixed assets used in the operations of the Interwireless subsidiary and fixed assets related to satellite services were deemed to be impaired and written down to their fair value. Fair value exceeded their carrying value by $1,006,211. An impairment loss of that amount (included in operating expenses) has been charged to operations in 2000. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:

                                                                 ESTIMATED
           ASSET CLASSIFICATION                                USEFUL LIFE
           --------------------                                -----------
           Machinery and equipment                             3-5 Years
           Office equipment                                      3 Years
           Furniture                                             5 Years
           Leasehold improvements                                3 Years

          Expenditures for maintenance and repairs are charged to expense as incurred.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      j)    Property, Equipment and Depreciation (Continued)

            Property and equipment consist of:

                                                   2000            1999
                                               -----------     -----------
            Machinery and equipment            $ 1,634,804     $   790,065
            Office equipment                       325,753         267,918
            Furniture                               73,900         103,269
            Leasehold improvements                  35,187          35,440
                                               -----------     -----------
                                                 2,069,644       1,196,692
            Less -- Accumulated depreciation      (925,833)       (376,807)
                                               -----------     -----------
                                                 1,143,811         819,885

            Leased property under capital
             lease, net                            214,261         232,051
                                               -----------     -----------
                                               $ 1,358,072     $ 1,051,936
                                               ===========     ===========


      k)    Research and Development

            Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations for the years ended December 31, 2000 and 1999 were $199,885 and $500,134 respectively. For the year ended December 31, 1998 there were no expenditures for research and development.

      l)    Income Taxes

            The Company files a consolidated federal income tax return. The subsidiaries pay to or receive from eSAT, Inc., the parent company, the amount of federal income taxes they would have paid or received had the subsidiaries filed separate federal income tax returns. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has a deferred tax asset due to net operating loss carryforwards for income tax purposes and the timing difference in the recognition of compensation expense for financial statement purposes. The deferred tax asset is approximately $6.3 million and $2.8 million at December 31, 2000 and 1999, respectively; however, due to the ongoing nature of the losses and the potential inability of the Company to ever realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset. At December 31, 2000 and 1999, the Company's available federal net operating loss carry forwards totaled $24.9 million and $12.2 million, respectively, and California net operating loss carry forwards totaled $18.6 million and $12.2 million, respectively. The loss carry forwards will expire at various dates through the year 2021.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      l)    Income Taxes (Continued)

            Prior to the pooling of interests on April 13, 2000, PacificNet operated as a limited liability company. It was treated as a partnership for federal income tax purposes. Consequently, federal income taxes were not payable by, or provided for the subsidiary. Members were taxed individually on their shares of the subsidiary's earnings at the federal and state levels. The subsidiary was subject to an annual California minimum franchise tax of $800 and the California Limited Liability Company Fee, which is based on annual gross sales. The subsidiary's net income or loss was allocated among the members in accordance with the operating agreement of the subsidiary. The accompanying financial statements, restated to give effect to the pooling reflect the fact that had PacificNet been a subsidiary in prior years, no additional tax would have been incurred due to the parent company's net operational losses.


      m)    Stock-Based Compensation

            The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized on fixed plans over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. For variable plans, APB 25 requires recognition of compensation cost over the vesting period based on the difference, if any, on the period-end date between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Forfeitures of variable plan options result in a reversal of previously recognized compensation cost.

            Due to the large number of variable plan options granted by the Company in 1998 and the significant difference between the exercise price of those options and the fair value of the Company's stock at December 31, 1998, the Company recognized a substantial amount of non-cash compensation cost in 1998. Subsequently, a large number of forfeitures and the re-pricing to market of those options in 1999 caused a considerable reversal of the previously recognized non-cash compensation cost. The resulting net income for the year ended December 31, 1999, should not be construed as profitable operations during that year (See Note 2 for Going Concern disclosure).

      n)    Net Earnings or Loss Per Share

            The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the year ended December 31, 1999:

           Income available to common
            stockholders before adjustments       $ 73,438,652
           Adjustments                                      --
                                                  ------------

           Income available to common
            stockholders used in basic EPS        $ 73,438,652
                                                  ============

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      n)    Net Earnings or Loss Per Share (Continued)

           Weighted average number of
            common shares used in basic EPS         20,956,553

           Effect of dilutive securities:
            Common stock dividend on
             preferred stock Series A                     (479)
            Stock options                            1,762,798
            Warrants                                 1,270,949
            Convertible preferred
             stock Series A                             97,691
            Convertible preferred
             stock Series C                             11,022
                                                    ----------
           Weighted average number of
            common shares and dilutive
            potential common stock used
            in dilutive EPS                         24,098,534
                                                    ==========


            Basic net loss per share is based on the weighted average number of common shares outstanding of 21,900,103 and 18,835,936 for 2000 and 1998 respectively. The basic and diluted earnings per share calculations are the same for 2000 and 1998 because potential dilutive securities would have had an antidilutive effect for all periods presented. Securities that were not included in the 2000 and 1998 earnings per share calculation because they were antidilutive consist of the convertible preferred stock, warrants and stock options.

      o)    Advertising

            The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2000, 1999, and 1998 were $903,952, $479,387 and $175,647 respectively.

(2)   GOING CONCERN

      The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has sustained substantial operating losses in recent years. In view of this matter, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

      The Company's management estimates that its current cash, cash equivalents and cash generated from operations will only be sufficient to meet its anticipated cash needs through approximately May 15, 2001. Accordingly the Company will require a substantial additional cash infusion to continue its operations. Management does not believe that additional capital will be available. Management is considering an asset sale or other comparable transaction as part of a financial restructuring. If the Company is not successful in completing a strategic transaction, it will be required to cease operations.

                          ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(3)   NOTE RECEIVABLE - EMPLOYEE

      Note receivable - employee at December 31, 1999 consisted of a note receivable from an employee dated June 9, 2000, due in monthly payments of $1,580, including interest at 6.5%, secured by personal property of the employee. During the year ended December 31, 2000 the Company accepted 24,988 shares of its own stock in satisfaction of the note.

(4)   LEASED PROPERTY UNDER CAPITAL LEASE

      The Company leases office equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquisition of the leased assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital lease:

                                                      2000             1999
                                                    ---------        ---------
           Computer equipment                       $ 291,553        $ 159,579
           Office equipment                            36,910          137,081
            Less accumulated depreciation            (114,202)         (64,609)
                                                    ---------        ---------

                                                    $ 214,261        $ 232,051
                                                    =========        =========

           Net minimum lease payments               $ 234,878        $ 245,949
            Less -- amount representing
             interest                                 (58,133)         (39,505)
                                                    ---------        ---------

           Present value of net minimum
            lease payments                          $ 176,745        $ 206,444
                                                    =========        =========

      The following is a schedule by years of future minimum lease payments required under the leases:

                      Years ending December 31, 2001     $  75,902
                                                2002        46,785
                                                2003        17,044
                                                2004        17,490
                                                2005        19,524
                                                         ---------

                                                         $ 176,745
                                                         =========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(5)   GOODWILL

      Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition. Amortization expense charged to operations totaled $444,881 during the year ended December 31, 2000. In December 2000, fixed assets used in the operations of Interwireless were deemed to be impaired. See Note 1(j) for details regarding the write down of such assets to their fair value. In addition, goodwill with a carrying value of $3,707,338, which arose in connection with the acquisition of Interwireless, has been written down to zero. The write-off of goodwill is included in the 2000 income statement as part of impairment loss.

(6)   NOTES PAYABLE STOCKHOLDER

                                                      2000              1999
                                                     -------            ----
      Notes payable to stockholders, former
        principals of Interwireless, due on
        demand, unsecured.                           $34,700            $ --
                                                     =======            ====


(7)   NOTE PAYABLE - RELATED PARTY

                                                      2000              1999
                                                     -------          ------
      Note payable - Vantage Capital, Inc.,
        due on demand, with interest at the
        applicable Federal rates, unsecured.
        Michael Palmer, former CEO of eSAT,
        Inc., is the 100% shareholder of
        Vantage Capital, Inc. AFR at
        December 31, 1999 was 5.59%                  $    --         $90,250
                                                     =======         =======


(8)   COMMITMENTS AND CONTINGENCIES

      a)    Non-Cancelable Operating Lease

            The Company leases various equipment and office facilities under a non- cancelable operating leases. The leases have various terms, ranging from two years to ten years which expire periodically through 2006.

            The following is a schedule by years of future minimum lease payments required under the leases:

                    Years ending December 31, 2001    $   943,757
                                              2002        857,265
                                              2003        616,801
                                              2004        479,916
                                              2005         91,032
                                                      -----------
                                                      $ 2,988,771
                                                      ===========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(8)   COMMITMENTS AND CONTINGENCIES (Continued)

      b)    Pending and Threatened Litigation

            In December 2000, Michael C. Palmer, former CEO of the Company and Vantage Capital, Inc. (controlled by Mr. Palmer), commenced an arbitration proceeding seeking $325,000 in severance benefits alleged to be part of his contract with the Company. In January 2001, i-Xposure, Inc. filed a lawsuit against the Company seeking approximately $351,000 plus interests and costs, allegedly due under guaranties which were part of a bridge financing arrangement.

            Although the Company intends to defend itself, it cannot be certain of a favorable outcome. Liabilities have been accrued using estimates of the Company's potential losses.

            In January 2001, a claim was asserted against the Company by two shareholders alleging fraud and material omission of fact as represented by the current and a former Chief Executive Officer of the Company. The claim alleges damages of $434,000. The Company believes the claim to be without merit and intends to vigorously defend itself. No accrual for a potential loss is reflected in the accompanying financial statements.

            In March 2001, Richard Elliot and David Pennells, co-founders and Presidents of the subsidiaries PacificNet and Interwireless, asserted certain claims of non-performance against the Company. They have not filed a lawsuit, nor have they sought any damages, as of yet. Due to uncertainty regarding the claims, and the fact that nothing has been formally brought against the Company, no accrual has been made in these financial statements.


      c)    Employment Agreements

            The Company has entered into agreements with certain of its officers. The agreements provide for a minimum annual salary and options to purchase stock of the Company.

      d)    Purchase Obligations

            In order to assure its supply of satellite transmission time when needed, the Company has entered into Transponder Lease Agreements with a supplier with available transponder capacity. The agreements expire at various dates through November, 2002. The Company may terminate the agreements only if there is a period of interruption of service greater than 14 days or in the event the satellite the agreement pertains to is taken out of service. The Company is required to make minimum annual payments as follows, payable in monthly installments whether or not it makes use of the time under the agreements:

                  Years ending December 31, 2001       $  753,960
                                            2002           72,000
                                                       ----------
                                                       $  825,960
                                                       ==========


            The Company is currently behind in these payments. In addition, at the Company's option, for additional monthly fees, the Company may upgrade service if additional capacity is needed. The Company is responsible for the payment of all taxes, duties, user fees, and privilege or excise taxes pertaining to the use of the suppliers' equipment. Fees paid under these agreements totaled $889,960, $601,960 and $37,230 for the years ended December 31, 2000, 1999 and 1998, respectively.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(8)   COMMITMENTS AND CONTINGENCIES (Continued)

      d)    Purchase Obligations (Continued)

            In June 2000 the Company entered into an agreement with a supplier of radio frequency equipment for use in its fixed wireless business line. The agreement requires the Company to purchase specified quantities of product through October 2003. The failure of the Company to meet the stated purchase commitments could result in a liability to the supplier of approximately $5,000,000. The equipment has not performed as specified in the agreement in multiple material aspects. Accordingly, the Company is seeking rescission of the contract, and has not accrued the liability.

(9)   STOCKHOLDERS' EQUITY

      a)    Common Stock and Warrants

            At December 31, 2000, the Company had 100 million shares authorized and 23,260,057 issued and outstanding. In addition, the Company had outstanding at December 31, 2000 and 1999, 10,698,665 and 5,039,163
            warrants convertible into common shares at various prices ranging from $0.39 to $14.70, with expiration dates through December, 2004.

            A summary of the warrants outstanding at December 31, 2000 is as follows:

                                               WEIGHTED AVERAGE
                 EXERCISE                         REMAINING        WEIGHTED AVERAGE
                PRICE RANGE           NUMBER   CONTRACTUAL LIFE     EXERCISE PRICE
              ---------------      ----------  ----------------    ----------------
               $0.39 - $1.52        2,484,256     52 months            $1.13
               $2.40 - $3.31        3,065,110     26 months            $2.90
               $3.98 - $6.25        3,372,299     49 months            $4.62
               $8.00 - $8.50          900,000     53 months            $8.22
              $10.00 - $14.70         877,000     20 months           $11.73

            A summary of the warrants outstanding at December 31, 1999 is as follows:

                                                WEIGHTED AVERAGE
                 EXERCISE                          REMAINING       WEIGHTED AVERAGE
                PRICE RANGE           NUMBER    CONTRACTUAL LIFE    EXERCISE PRICE
            --------------------    ---------   -----------------  ----------------
               $0.72 - $1.37          225,000      50 months           $0.86
               $2.40 - $3.14        3,009,286      49 months           $2.94
               $4.25 - $6.25        1,038,877      58 months           $5.02
                   $8.50              400,000      58 months           $8.50
              $14.00 - $14.70         366,000      45 months          $14.13

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      b)    Common Stock Reserved

            At December 31, 2000, common stock was reserved for the following reasons:

           Exercise of common stock warrants              10,698,655
           Conversion of preferred stock                   5,815,014
           Exercise of employee stock options              3,343,738
                                                          ----------
                                                          19,857,407
                                                          ==========

            The holders of Preferred Stock series C, D and E can own no more than 4.99 percent of the outstanding common stock of the Company. The above reserve for the conversion of preferred shares assumes that any converted shares will be retained by the Preferred stock shareholders. Had the Preferred shareholders converted to common stock at December 31, 2000 and sold it, a total of approximately 86,338,000 shares of common stock would have been required. This amount combined with the outstanding shares at December 31, 2000 exceeded the common shares authorized.

            At December 31, 1999, common stock was reserved for the following reasons:

           Exercise of common stock warrants               5,039,163
           Conversion of preferred stock                     847,037
           Common stock dividends on preferred stock           5,129
           Exercise of employee stock options              2,704,873
                                                           ---------
                                                           8,596,202
                                                           =========


      c)    Preferred Stock

            Preferred stock consists of the following:

            Series A - $.01 par value, 2 million shares authorized, 1 million shares issued and outstanding, pays dividends quarterly in the form of common stock at an annual rate of 12 percent, cumulative and fully participating, convertible to common stock at a rate of one share of preferred stock for $2 of common stock, rounded to the nearest whole common share. The Company is required to maintain a reserve of common stock sufficient to effect conversion. Holders of Series A Preferred Stock are entitled to one vote per share. In addition, the Company must obtain the consent of the holders of not less than 50% of the shares of outstanding Series A preferred stock on matters involving declaration and payment of dividends on common stock, sale or issuance of capital stock of the Company or options to acquire capital stock of the Company other than Series A Preferred Stock, or changes in the general character of the Company's business. All outstanding shares of Series A preferred stock were held by Vantage Capital, Inc., a related party. During the year ended December 31, 2000, all the outstanding shares of Series A preferred stock were converted into common shares.

            Series C - $.001 par value, 50,000 shares authorized, issued and outstanding, pays dividends quarterly in the form of cash or common stock at an annual rate of 6 percent, cumulative and fully participating, redeemable and convertible to common stock. The number of common shares to be issued upon conversion is determined by multiplying the number of preferred shares to be converted by a fraction. The numerator of the fraction is the purchase price of the preferred shares. The denominator of the fraction is the conversion price, calculated as the lesser of 125 percent of the closing bid price of the common stock on the trading day immediately preceding the issue date, or 85 percent of the five day average quoted price for the five trading days immediately preceding the conversion notice date. At December 31, 2000 dividends in arrears on the Series C Preferred stock were $212,500 ($4.25 per share).

                          ESAT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      c)    Preferred Stock (Continued)

            Series D - $.001 par value, 75,000 shares authorized, 69,050 shares issued and outstanding, pays dividends quarterly in the form of cash or common stock at an annual rate of 6 percent, cumulative and fully participating, redeemable and convertible to common stock. The number of common shares to be issued upon conversion is determined by multiplying the number of preferred shares to be converted by a fraction. The numerator of the fraction is the purchase price of the preferred shares. The denominator of the fraction is the conversion price, calculated as the lesser of 125 percent of the closing bid price of the common stock on the trading day immediately preceding the issue date, or 85 percent of the five day average quoted price for the five trading days immediately preceding the conversion notice date. Holders of Series D Preferred Stock are entitled to one vote per share. At December 31, 2000 dividends in arrears on the Series D Preferred stock were $293,463 ($4.25 per share).

            Series E - $.001 par value, 30,000 shares authorized, issued and outstanding, pays dividends quarterly in the form of cash or common stock at an annual rate of 6 percent, cumulative and fully participating, redeemable and convertible to common stock. The number of common shares to be issued upon conversion is determined by multiplying the number of preferred shares to be converted by a fraction. The numerator of the fraction is the purchase price of the preferred shares. The denominator of the fraction is the conversion price, calculated as 10,000 shares of Series E preferred Stock commencing on each of the 30th, 60th and 90th days after the first issue date, provided that in no event shall any holder of Series E Preferred stock convert more than 20 percent of such holder's shares in any period of five consecutive trading days. Holders of Series D Preferred Stock are entitled to one vote per share. At December 31, 2000 dividends in arrears on the Series E preferred stock were $70,510 ($2.35 per share).

      d)    Stock Option Agreements

            The Company has granted fixed employee stock-based compensation options and variable employee stock-based compensation options. The variable option agreements provide for exercise of options into a number of shares of common stock, which is dependent on the market value of the stock at the date of exercise. The fixed and variable option agreements typically have a maximum term of 5 years and are typically fully vested at the date of grant.

            The fair value of each option granted is estimated on the grant date using the Black-Scholes Model. The following assumptions were made in estimating fair value:

                                                     FIXED                VARIABLE
                                                    OPTIONS               OPTIONS
                                                  -------------        --------------
           Dividend yield                           0.00  %                0.00 %
           Risk-free interest rate                  6.56  %                6.56 %
           Expected life                            2.50  years            2.50
           years
           Expected volatility                     64.32  %               64.32 %

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      d)    Stock Option Agreements (Continued)

            Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share for the years ended December 31, 2000 and 1999 would have been reduced as follows:

                                                Year Ended December 31,
                                                -----------------------
                                             2000                     1999
                                         -------------             --------------
           Net income (loss):
           As reported                   $  (12,534,492)           $   73,438,652
                                         ==============            ==============

           Pro forma                     $  (18,046,333)           $  (11,714,410)
                                         ==============            ==============

           Basic earnings per share:
           As reported                   $        (0.58)           $         3.50
                                         ==============            ==============

           Pro forma                     $        (0.82)           $        (0.56)
                                         ==============            ==============

           Diluted earnings per share:
           As reported                   $        (0.58)           $         3.05
                                         ==============            ==============

           Pro forma                     $        (0.82)           $        (0.49)
                                         ==============            ==============


            The following is a schedule of the weighted average exercise price and weighted average fair value in accordance with SFAS 123 at December 31, 2000:

                                             WEIGHTED          WEIGHTED
                                             AVERAGE           AVERAGE
                                          EXERCISE PRICE      FAIR VALUE
                                          --------------      ----------
           Exercise price:
           Exceeds market price                 $ 3.33           $ 0.00
           Equals market price                     n/a              n/a
           Less than market price                  n/a              n/a


            The following is a schedule of the weighted average exercise price and weighted average fair value in accordance with SFAS 123 at December 31, 1999:

                                                WEIGHTED          WEIGHTED
                                                AVERAGE           AVERAGE
                                             EXERCISE PRICE      FAIR VALUE
                                             --------------      ----------
              Exercise price:
              Exceeds market price              $ 10.25           $ 0.60
              Equals market price               $  3.26           $ 1.25
              Less than market price            $  6.23           $ 1.03

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      d)    Stock Option Agreements (Continued)

            The Company applies APB Opinion 25 in accounting for its fixed and variable stock compensation plans. Compensation cost charged to operations in 2000 was $0 and $(4,802,916) for the fixed and variable plans, respectively. Compensation cost charged to operations in 1999 was $2,522,340 and $(84,467,452) for the fixed and variable plans, respectively. Compensation cost charged to operations in 1998 was $0 and $90,754,014 for the fixed and variable plans, respectively.

            Following is a summary of the status of the variable plan during 1998, 1999 and 2000:

                                                NUMBER OF          WEIGHTED AVG.
                                                 SHARES           EXERCISE PRICE
                                                ---------         --------------
               Outstanding at
                December 31, 1997                      --            $   --

               Granted                          6,752,236              1.98
               Exercised                               --                --
               Forfeited                               --                --
                                               ----------

               Outstanding at
                December 31, 1998               6,752,236              1.98

               Granted                                 --                --
               Exercised                         (598,941)             0.95
               Forfeited                       (4,564,422)             1.92
                                               ----------

               Outstanding at December 31,
                1999                            1,588,873              2.56

               Granted                          1,290,000              3.75
               Exercised                         (169,300)             1.39
               Forfeited                         (962,668)             3.78
                                                ----------

               Outstanding at December 31,
                2000                            1,746,905            $ 3.22
                                                ==========

               Options exercisable at
                December 31, 1998               6,752,236            $ 1.98
                                                =========

               Options exercisable at
                December 31, 1999               1,588,873            $ 2.56
                                               ==========

               Options exercisable at
                December 31, 2000               1,382,599            $ 2.71
                                               ==========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      d)    Stock Option Agreements (Continued)

            Following is a summary of the status of the fixed plan during 1999 and 2000:

                                                NUMBER OF          WEIGHTED AVG.
                                                 SHARES           EXERCISE PRICE
                                                ---------         --------------
              Outstanding at
               January 1, 1999                         --           $   --
              Granted                           1,366,000             7.32
              Exercised                                --               --
              Forfeited                                --               --
                                               -----------

              Outstanding at
               December 31, 1999
              Granted                           1,366,000             7.32
              Exercised                         4,386,712             3.68
              Forfeited                                --               --
                                               (4,155,879)            5.04
                                               -----------

              Outstanding at
               December 31, 2000                1,596,833           $ 3.70
                                                =========

              Options exercisable
               at December 31, 1999             1,116,000           $ 8.15
                                                =========
              Options exercisable
               at December 31, 2000               397,902           $ 4.12
                                                =========


            Following is a summary of the status of variable options outstanding at December 31, 1999:

                                        WEIGHTED AVERAGE
             EXERCISE                       REMAINING       WEIGHTED AVERAGE
           PRICE RANGE       NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE
           ------------      ------     ----------------    --------------
                $0.72        580,873        45 months           $0.72
                $3.00        908,000        45 months           $3.00
                $9.25        100,000        48 months           $9.25

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      d)    Stock Option Plan (Continued)

            Following is a summary of the status of variable options outstanding at December 31, 2000:

                                        WEIGHTED AVERAGE
             EXERCISE                       REMAINING       WEIGHTED AVERAGE
           PRICE RANGE       NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE
           ------------    ---------    -----------------   ----------------
                $0.72        288,905        32 months           $0.72
             $3.00-$4.19   1,458,000        35 months           $3.43


            Following is a summary of the status of fixed options outstanding at December 31, 1999:

                                        WEIGHTED AVERAGE
             EXERCISE                       REMAINING       WEIGHTED AVERAGE
           PRICE RANGE       NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE
           ------------      ------     ----------------    --------------
             $3.00-$3.50     335,000        60 months           $3.45
                $4.00        460,000        55 months           $4.00
                $5.50         60,000        58 months           $5.50
               $10.25         11,000        54 months          $10.25
               $13.13        500,000        53 months          $13.13


            Following is a summary of the status of fixed options outstanding at December 31, 2000:

                                        WEIGHTED AVERAGE
             EXERCISE                       REMAINING       WEIGHTED AVERAGE
           PRICE RANGE       NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE
           ------------      ------     ----------------    --------------
             $2.50-$3.00     665,000        41 months           $2.99
             $4.00-$5.69     931,833        42 months           $4.21


      e)    Common Stock Issuance Settlement

            During the years ended December 31, 1998 and 1999, Corporate Financial Enterprises (CFE) was engaged to complete a private placement of approximately 2 million shares. This private placement was to yield proceeds of $1.5 million to the Company. A former officer of the Company authorized the issuance of over 3.3 million shares under this agreement. The Company received $1.5 million, but received no consideration for the excess shares issued.

            In settlement of the discrepancy, the Company entered into a Stock Reconciliation Settlement Agreement with CFE effective December 31, 1999. Under the terms of the agreement the Company received $558,310 in cash as settlement for the unpaid stock, net of unpaid fees owed CFE. The CFE agreement for future fees was canceled. Also, the Company kept a $1 million deposit made by CFE in anticipation of purchasing certain preferred shares. CFE waived all rights to receive any preferred shares. Additionally, approximately 1.8 million shares owned by the former officer were forfeited and canceled under a resignation agreement.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(9)   STOCKHOLDERS' EQUITY (Continued)

      f)    Private Equity Credit Agreement ("PECA")

            During the year ended December 31, 1999, the purchasers of the Series C Preferred Stock committed to purchase up to $20,000,000 of common stock at a price equal to 90 percent of the average of the five lowest closing bid prices for the 10 days prior to each notice of sale. In August 2000, the Company modified the terms of this equity line of credit with Wentworth, LLC establishing a $7,000,000 credit limit. In October 2000, the Company received $2,000,000 under a modification to the PECA. In accordance with the agreement, shares of the Company's common stock are issuable to Wentworth, LLC upon receipt of their call notice. A call notice on this financing has not been received by the Company to date. The PECA also calls for the issuance of warrant to purchase shares of an amount equal to 25 percent of the shares issued from each put or call notice at a price of 125 percent of the market price with respect to each funding under the PECA including the $2,000,000 financing. Management is uncertain whether Wentworth, LLC will allow the Company to continue to receive funding under the PECA.

            Subsequent to December 31, 2000, the Company received funding from Wentworth, LLC and concurrently entered into an agreement whereby the $2,000,000 received in October 2000 will be converted into a secured note collateralized by all the assets of the Company. This note is expected to be convertible into equity at the option of the holder.


(10)  DISCONTINUED OPERATIONS

      On June 30, 2000 the Company adopted a formal plan to dispose of its subsidiary i-Xposure, Inc. On October 6, 2000 the Company completed a transactions whereby the Company disposed of approximately 80 percent of its interest in i-Xposure. As part of this transaction, the Company guaranteed certain loans and revenue amounts. However, these amounts are currently in dispute. See Note 8(b) for additional details.

      Net sales and results of operations of i-Xposure through October 6, 2000 were $528,993 and $(1,782,118) respectively. These amounts are not included in net sales or loss from operations in the accompanying statements of operations.


(11)  RELATED PARTY TRANSACTIONS

      On September 17, 1999, the Company entered into a consulting agreement (the "Agreement") with Vantage Capital, Inc., which is wholly owned by Michael Palmer, former Chief Executive Officer of eSAT, Inc. The Agreement stated that the duties of the consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assist the Company in its corporate strategies; and (3) assist the Company in the implementation of its business plan, in each case as requested by the Company. The Agreement provided for compensation in the form of a

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(11)  RELATED PARTY TRANSACTIONS (Continued)

      monthly retainer of $5,000 in cash or stock, the issuance of 600,000 warrants exercisable at prices ranging from $4.25 to $8.50, a fee of 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation, or division, a fee equal to 10% of any private or public placement of debt or equity securities of the Company, and a share in any fees or commissions payable by third parties on any transaction contemplated by the Agreement. In accordance with this agreement, a $160,000 liability was accrued at December 31, 1999.

      During the years ended December 31, 2000 and 1999, the Company paid approximately $50,000 and $576,000 respectively to Parks, Palmer, Turner and Yemenidjian, LLP, a public accounting firm in which Michael Palmer, the Company's former CEO, was previously the managing partner. The payments were compensation for the services of Michael Palmer and associates of the firm.

(12)  STATEMENTS OF CASH FLOWS

      The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

                                                                    RESTATED
                                        2000           1999           1998
                                     -----------     ----------     ---------
        (Increase) Decrease:
          Accounts receivable, net   $ (315,529)     $(350,999)     $ 201,101
          Inventory                     (41,306)       154,071        (92,820)
          Other current assets         (139,750)      (431,827)         3,539
          Other assets                   23,907        (92,463)       (39,746)
          Deposits                      248,462             --             --
        Increase (Decrease):
          Accounts payable              817,107        136,292          8,726
          Accrued expenses              195,509        (14,371)         2,289
          Unearned revenue             (154,849)       189,662        117,070
          Other current
           liabilities                   23,047        587,665       (153,447)
          Deferred revenue              544,997         23,967         19,537
          Severance payable             (90,000)            --             --
          Settlement payable            (83,866)            --             --
          Accrued loss
           contingencies              1,157,996             --             --
                                     -----------     ----------     ---------

                                     $2,185,725      $ 201,997      $  66,249
                                     ===========     ==========     ==========

        Operating activities reflect:

          Interest paid               $  38,355      $  68,192      $  27,009
                                      =========      =========      =========

          Income taxes paid           $   8,390      $   4,600      $   4,600
                                      =========      =========      =========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(12)  STATEMENTS OF CASH FLOWS (Continued)

      Non-cash investing and financing transactions:

          Conversion of Series A
           Preferred stock            $   (10,000)         $ --          $  --
          Issuance of common stock         10,000            --             --
                                      -----------          ----          -----

                                      $        --          $ --          $  --
                                      ===========          ====          =====

          Conversion of Series D
           Preferred stock            $    (1,406)         $ --          $  --
          Issuance of common stock          1,406            --             --
                                      -----------          ----          -----

                                      $        --          $ --          $  --
                                      ===========          ====          =====

          Cancellation of note
           receivable                 $    50,756          $ --          $  --
          Cancellation of common
           stock received in
           satisfaction of note           (50,756)           --             --
                                       ----------          ----          -----

                                      $        --          $ --          $  --
                                      ===========          ====          =====

          Purchase of idle
           assets under dispute       $(1,414,500)         $ --          $  --
          Accounts payable-non
           trade                        1,414,500            --             --
                                      -----------          ----          -----

                                      $        --          $ --          $  --
                                      ===========          ====         ======

          Return of fixed assets
           under capital lease        $    49,012          $ --          $  --
          Cancellation of capital
           lease obligation               (49,012)           --             --
                                      -----------          ----          -----

                                      $        --          $ --          $  --
                                      ===========          ====          =====

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(12)  STATEMENTS OF CASH FLOWS (Continued)

          Cancellation of
           subscription receivable    $  1,000,000    $        --    $        --
          Reduction of Series A
           Preferred stock issued         (900,000)            --             --
          Reduction of note
           payable                        (100,000)            --             --
                                      -------------   ------------   ------------

                                      $         --    $        --    $        --
                                      =============   ============   ============

          Subscription receivable     $         --    $  (558,510)   $        --
          Issuance of common stock              --        558,510             --
                                      -------------   ------------   ------------

                                      $         --    $        --    $        --
                                      =============   ============   ============

          Subscription receivable     $         --    $(2,000,000)   $        --
          Collection of
           subscription receivable              --      1,000,000             --
          Issuance of Series A
           Preferred stock                      --      2,000,000             --
                                      -------------   ------------   ------------
           Cash received for the
            issuance of Series A
            Preferred stock           $         --    $ 1,000,000    $        --
                                      =============   ============   ============

          Purchase fixed assets       $ (1,769,162)   $  (828,795)   $  (448,080)
          Capital lease obligation          80,186        246,250         71,768
                                      -------------   ------------   ------------

          Cash paid for fixed
           assets                     $ (1,688,976)   $  (582,545)   $  (376,312)
                                      =============   ============   ============


(13)  SUBSEQUENT EVENTS

      Subsequent to December 31, 2000, the Company lost a significant source of revenue. See Note 1d for additional details.

      In January 2001, the Company received funding of $325,000 through the percent, is due on April 20, 2001 and is collateralized by all the assets of the Company. Concurrent with this funding, the Company entered into an agreement with Wentworth, LLC whereby the $2,000,000 previously advanced under the PECA in October 2000 will be converted to a secured note also collateralized by the assets of the Company. The note is expected to be convertible to equity under provisions substantially identical to those of the PECA.

(14)  PRIOR PERIOD ADJUSTMENT

      The accompanying statement of operations and cash flows for 1998 have been restated to correct an error in the application of APB 25, Accounting for Stock Issued to Employees, made in 1998. The effect of the restatement was to decrease net income for 1998 by $90,754,014 ($4.98 per share), net of income tax.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(15)  EXTRAORDINARY INCOME

      During the year ended December 31, 1998, the Company was released from a liability to a factoring company. In accordance with SFAS 4 the Company recorded extraordinary income in the amount of $242,990.

      The agreement with the factoring organization called for factor to purchase receivables at a price equal to 80% of the face value of acceptable accounts from the Company. The Company therefore would appropriately record the transaction as a sale of receivables with proceeds of the sale reduced by the fair value of the recourse obligation. Under the terms of the Agreement, factor earned a fee equal to 14% of the face amount of the accounts purchased and such fee shall be taken at the time of collection of an invoice. Factor shall reserve and hold 2.5% of the face value of purchased accounts for bad debts. Factor shall be entitled to immediate and full recourse against the Company to demand payment with respect to a purchase account in the event that the purchase account is not paid in full within 75 days. During the course of the relationship with the factor, the Company's largest client filed a Chapter 7 bankruptcy liquidation resulting in more than $100,000 in purchased accounts going unpaid. In accordance with the terms of the Agreement factor made demand upon the Company for immediate payment plus accrued unpaid fees and interest through the date of Company's payment.

      The Company was released from its liability to the factoring organization because during the year 1998 it was unable to make payment under the terms of the agreement, which had been entered into. Upon breach of the agreement, the liability was transferred to the individual who had provided a personal guarantee, Mr. David Coulter. This individual subsequently settled all outstanding obligations with the factoring organization through the transfer of 25,000 shares of restricted Rule 144 stock from his name into the name of the factoring organization and the payment of $89,000 out of his personal account.


(16)  SEGMENT REPORTING

      During the year ended December 31, 2000, the Company had two reportable segments: Virtual Internet Service Provider (VISP) and Satellite Services. The VISP derives its revenue from providing virtual internet service provider services to external customers. Satellite services provides satellite Internet access services and products. The accounting policies applied by each of the segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology and marketing strategies.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


(16)  SEGMENT REPORTING (Continued)

                                                          Satellite            All
                                        VISP              Services            Other              Total
                                     ------------       ------------       ------------       ------------
      Net sales                      $  5,105,114       $    331,654       $    226,345       $  5,663,113
      Cost of sales                    (4,243,937)        (1,233,157)          (631,559)        (6,108,653)
      General and
        administrative expenses          (832,774)        (9,699,011)          (223,626)       (10,755,411)
      Impairment loss                          --         (4,375,819)          (360,498)        (4,736,317)
      Interest expense                    (23,695)           (14,645)               (15)           (38,355)
      Compensation adjustment
         under APB 25                          --          4,802,916                 --          4,802,916
      Loss from discontinued
         operations                            --                 --         (1,424,646)        (1,424,646)
      Net income (loss)                    18,754        (10,136,134)        (2,417,112)       (12,534,492)
      Depreciation and
         amortization                    (183,762)          (803,721)           (46,101)        (1,033,584)
      Total assets                   $  2,038,982       $  1,009,287       $  1,399,094       $  4,447,363


      The 1999 segment information as restated to account for the pooling of interests is as follows:

                                                          Satellite            All
                                        VISP              Services            Other              Total
                                     ------------       ------------       ------------       ------------
      Net sales                      $  3,362,577       $    313,640       $         --       $  3,676,217
      Cost of sales                    (2,371,923)        (1,226,863)                --         (3,598,786)
      General and
        administrative expenses          (598,112)        (7,564,076)                --         (8,162,188)
      Compensation adjustment
         under APB 25                          --         81,945,112                 --         81,945,112
      Interest expense                    (42,462)           (25,730)                --            (68,192)
      Loss on discontinued
         operations                            --                 --           (448,597)          (448,597)
      Net income (loss)                   239,249         73,648,000           (448,597)        73,438,652
      Depreciation and
         amortization                    (109,385)          (228,659)                --           (338,044)
      Total assets                   $    824,356       $  5,441,418       $   (284,949)      $  5,980,825


      The 1998 segment information as restated to account for the pooling of interests is as follows:

                                                          Satellite            All
                                        VISP              Services            Other            Total
                                     ------------       ------------       ------------    ------------
      Net sales                      $  2,133,570       $    341,047       $       --      $  2,474,617
      Cost of sales                    (1,970,520)          (685,570)              --        (2,656,090)
      General and
        administrative expenses          (328,573)        (2,613,468)              --        (2,942,041)
      Compensation adjustment
         under APB 25                          --        (90,754,014)              --       (90,754,014)
      Interest expense                    (15,638)           (11,371)              --           (27,009)
      Extraordinary income                     --            242,990               --           242,990
      Net income (loss)                  (194,247)       (93,481,186)              --       (93,675,433)
      Depreciation and
         amortization                $   (129,761)      $    (24,659)      $       --      $   (154,420)


(17)  INCOME TAXES

      The provision for income taxes consists of the following:

                                             2000        1999        1998
                                            ------      ------      ------
Current                                     $4,800      $5,400      $4,600
Deferred                                        --          --          --
                                            ------      ------      ------
Provision for income taxes                  $4,800      $5,400      $4,600
                                            ======      ======      ======


The components of the Company's net deferred tax assets are as follows:


                                         2000             1999                1998
                                    ------------      ------------       ------------
Allowance for doubtful accounts      $    69,000       $    29,000       $    10,290
Net operating loss                     5,129,000         2,802,000           798,000
Asset impairment                       1,066,000                --                --
                                     -----------       -----------       -----------
                                       6,264,000         2,831,000           808,290
Valuation reserve                     (6,264,000)       (2,831,000)         (808,290)
                                     -----------       -----------       -----------
Net deferred tax asset               $        --       $        --       $        --
                                     ===========       ===========       ===========


A reconciliation of the provision for income taxes to the amount computed at the federal statutory rate is as follows:

                                              2000              1999                1998
                                          ------------       ------------       ------------
Federal income tax at statutory rate      $ (2,819,181)      $ 16,889,648       $(21,545,350)
State minimum tax                                4,800              5,400              4,600
Change in valuation reserve                  3,433,000          2,022,710            808,290
Permanent differences                         (613,819)       (18,912,358)        20,737,060
                                          ------------       ------------       ------------
                                          $      4,800       $      5,400       $      4,600
                                          ============       ============       ============

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2001 AND 2001 (UNAUDITED)


(1)   BASIS OF PRESENTATION

      In the opinion of management, the accompanying unaudited consolidated financial statements of eSat, Inc. (the "Company") include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly its financial position as of March 31, 2001 and 2000, and the results of operations, stockholders' equity and cash flows for the three months ended March 31, 2001 and 2000. The results of operations for the three months ended March 31, 2001 and 2000, are not necessarily indicative of the results to be expected for the full year or for any future period.

      The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation. The consolidated financial statements and notes included herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Stock-Based Compensation

            The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized on fixed plans over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. For variable plans, APB 25 requires recognition of compensation cost over the vesting period based on the difference, if any, on the period-end date between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Forfeitures of variable plan options result in a reversal of previously recognized compensation cost.


            Due to the large number of variable plan options granted by the Company in 1998 and the significant difference between the exercise price of those options and the fair value of the Company's stock at December 31, 1998, the Company recognized a substantial amount of non-cash compensation cost in 1998. Subsequently, a large number of forfeitures and the re-pricing to market of those options in 2000 caused a considerable reversal of the previously recognized non-cash compensation cost.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2001 AND 2000 (UNAUDITED)


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      b)    Net Loss Per Share

            The following data show the amounts used in computing earnings per share. Basic and diluted earnings per share are the same because potentially dilutive securities would have an anti-dilutive effect.

                                                               2001               2000
                                                           ------------       ------------
      Income available to common stockholders before
        adjustments                                        $   (851,300)      $   (788,712)
      Adjustments                                                    --            (11,666)
                                                           ------------       ------------

      Income available to common stockholders used in
        basic EPS                                          $   (851,300)      $   (800,378)
                                                           ============       ============

      Weighted average number of common
         shares used in basic EPS                            25,088,015         21,391,509


            The following transactions occurred after March 31, 2001, which, had they taken place during the first quarter, would have changed the number of shares used in the computations of earnings per share: (1) on April 16, 2001, 182 shares of Preferred Series D Stock was converted into 1,296,302 shares of common stock; (2) common stock warrants issuable in connection with the funding of loan amounts under the Company's May 2001 secured note agreement with Wentworth, LLC.

      (c)   Revenue Recognition

            In accordance with SEC Staff Accounting Bulletin No. 101, the company recognizes revenues from the sale of satellite access equipment over the life of the underlying access agreement, not upon the installation of the equipment. The unrecognized portion of the sales value of the equipment is recorded as deferred revenue and amortized using the straight-line method over the life of the satellite access contract.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2001 AND 2000 (UNAUDITED)


(3)   GOING CONCERN

      The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has sustained substantial operating losses in recent years. In view of this matter, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

      The Company's management estimates that its current cash, cash equivalents and cash generated from operations will only be sufficient to meet its anticipated cash needs through approximately August 15, 2001. Accordingly, the Company will require either an increase in sales activity, or a substantial additional cash infusion to continue its operations. Management is not certain if additional capital will be available. Management is considering an asset sale or other comparable transaction as part of a financial restructuring. If the Company is not successful in completing a strategic transaction, it will be required to cease operations.


(4)   NOTE PAYABLE

      Note payable consists of a $325,000 secured note, plus accrued interest to payable Wentworth, LLC. The note bears interest at 8% and was originally due April 30, 2001. The note was subsequently refinanced; see Note 5 for additional detail.


(5)   SUBSEQUENT EVENTS

      In May 2001, the Company issued a secured note payable to Wentworth, LLC of up to $1,332,655. $325,000 of the note bears interest at 8% and represents a refinancing of the previous note due April 30, 2001. Amounts advanced in excess of $325,000 under the note bear interest at prime plus 4%. The note is due April 30, 2003. Additionally, should the Company receive funds as a result of the sale of stock or the sale of all or substantially all of the assets of any of its subsidiaries, it shall, after paying all reasonable expenses in connection with such sale, immediately pay the balance thereof in reduction of the amounts outstanding on the note. A total of $375,000 has been funded to the Company under this facility.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15. Recent Sales of Unregistered Securities

      On October 6, 2000, the Company received an advance of $2,000,000 from Wentworth LLC pursuant to a modification of the Private Equity Credit Agreement ("PECA") between the Company and Wentworth LLC, dated August 9, 2000. Pursuant to such modification, the actual number of shares of common stock to be issued will be determined in the future. When issued, the shares will be issued to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended.

      On January 24, 2001, the Company issued a note for $325,000 to Wentworth LLC, which note was secured by all of the assets of the Company. The note is due on April 30, 2001. Contemporaneously with the issuance of the note, the Company agreed with Wentworth LLC to convert the $2,000,000 advance into a convertible promissory note, also secured by all of the Company's assets. The conversion features of the note, which has not been prepared as of this filing, will mirror the conversion features of the PECA. The note was issued to an accredited investor pursuant to Section 4(2) of the Securities Act of 1934, as amended.

      On May 15, 2001, the Company issued a note for up to $1,332,655 to Wentworth, LLC, which, among other things, refinanced the amount of the January 2001 note. The note is secured by all of the assets of the Company. The note is due on April 30, 2003. Contemporaneously, the Company issued to Wentworth, LLC, warrants to purchase 160,000 shares at 110% of market value of the Company's common stock on the date that funds are advanced under the note. The note and warrants were issued to an accredited investor pursuant to Section 4(2) of the Securities Act of 1933, as amended.


Item 16. EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10.46   Bridge Loan Financing Agreement and Form of Warrant between the Company and Wentworth, LLC dated May 15, 2001 (13)

10.47 Secured Note and Security Interest Provisions in favor of Wentworth, LLC issued by the Company, dated May 15, 2001 (13)
        (attachments excluded), dated January 24, 2001 (12)

23.6    Consent of Lichter, Weil & Associates (certified public accountants)

23.7    Consent of Sprayberry, Barnes, Marietta & Luttrell (formerly known as
        Carpenter, Kuhen & Sprayberry) (independent auditors)


      (13) Filed as an Exhibit to the company's Form 10-Q for the period ended March 31, 2001 and incorporated herein by this reference.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Universal City, State of California, on May 21, 2001.

                                        ESAT, INC.

                                        By /s/ Mark S. Basile
                                           -------------------------------------
                                               Mark S. Basile,
                                               Chief Financial Officer

      Pursuant to the requirement of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                             Date
---------                            -----                             ----
/s/ Chester L. Noblett, Jr.          Acting Chief Executive Officer,   May 21, 2001
--------------------------------     Chairman of the Board and
Chester L. Noblett, Jr.              Assistant Secretary


/s/ Mark S. Basile                   Chief Financial Officer,          May 21, 2001
--------------------------------     Principal Accounting Officer
Mark S. Basile                       and Secretary


/s/ Salvator A. Piraino              Director                          May 21, 2001
--------------------------------
Salvator A. Piraino


/s/ Edward Raymund*                  Director                          May 21, 2001
--------------------------------
Edward Raymund


/s/ James E. Fuchs*                  Director                          May 21, 2001
--------------------------------
James E. Fuchs



* By /s/ Mark S. Basile
     -----------------------------------
         Mark S. Basile
         Attorney-in-Fact



                                      II-2